EXHIBIT 99.1

                       ---------------------------------

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 by and among

                       SEVEN HILLS FINANCIAL CORPORATION

                        SEVEN HILLS SAVINGS ASSOCIATION

                                      and

                      WESTERN OHIO FINANCIAL CORPORATION

                       ---------------------------------


                             ---------------------

                                 June 14, 1996

                             --------------------

                               TABLE OF CONTENTS


                                                                           Page
ARTICLE ONE - TERMS OF THE MERGER AND CLOSING

         Section 1.01    Formation of Acquisition Subsidiary............      2
         Section 1.02    Merger; Surviving Corporation..................      2
         Section 1.03    Effective Time of the Merger...................      2
         Section 1.04    Company Merger.................................      3
         Section 1.05    Closing........................................      7
         Section 1.06    Actions At Closing.............................      7

ARTICLE TWO - REPRESENTATIONS AND WARRANTIES OF SHFC AND THE ASSOCIATION

         Section 2.01    Organization and Capital Stock.................      9
         Section 2.02    Authorization; No Defaults.....................      10
         Section 2.03    No Subsidiaries; Equity Interests..............      11
         Section 2.04    Financial Information..........................      12
         Section 2.05    Absence of Changes.............................      12
         Section 2.06    Regulatory Enforcement Matters.................      13
         Section 2.07    Tax Matters....................................      13
         Section 2.08    Litigation.....................................      14
         Section 2.09    Employment and Severance Agreements............      14
         Section 2.10    Reports........................................      14
         Section 2.11    Investment Portfolio...........................      15
         Section 2.12    Loan Portfolio.................................      15
         Section 2.13    Employee Matters and ERISA.....................      15
         Section 2.14    Title to Properties; Insurance;
                           Personal Property............................      16
         Section 2.15    Environmental Matters..........................      18
         Section 2.16    Compliance with Laws...........................      19
         Section 2.17    Brokerage......................................      19
         Section 2.18    Undisclosed Liabilities........................      19
         Section 2.19    Statements True and Correct....................      20
         Section 2.20    Material Contracts.............................      20
         Section 2.21    No Sensitive Transactions......................      21
         Section 2.22    Certain Payments...............................      21

ARTICLE THREE - REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Section 3.01    Organization and Capital Stock.................      22
         Section 3.02    Authorization..................................      22
         Section 3.03    Subsidiaries...................................      24
         Section 3.04    Financial Information..........................      24
         Section 3.05    Absence of Changes.............................      24
         Section 3.06    Litigation.....................................      24
         Section 3.07    Reports........................................      24
         Section 3.08    Compliance With Laws...........................      25
         Section 3.09    Statements True and Correct....................      25
         Section 3.10    Undisclosed Liabilities........................      25
         Section 3.11    Regulatory Enforcement Matters.................      25
         Section 3.12    Tax Matters....................................      26
         Section 3.13    Investment Portfolio...........................      26
         Section 3.14    Stock Ownership................................      26
         Section 3.15    Availability of Funds..........................      26

ARTICLE FOUR - AGREEMENTS OF SHFC AND THE ASSOCIATION

         Section 4.01    Business in Ordinary Course....................      27
         Section 4.02    Breaches.......................................      30
         Section 4.03    Submission to Shareholders.....................      31
         Section 4.04    Consents to Contracts and Leases...............      31
         Section 4.05    Conforming Accounting and Reserve
                           Policies; Restructuring Expenses.............      31
         Section 4.06    Consummation of Agreement......................      32
         Section 4.07    Access to Information..........................      32
         Section 4.08    Subsequent Disclosure Schedule.................      32
         Section 4.09    Unallocated Recognition and Retention
                           Plan Shares..................................      33
         Section 4.10    Delivery of Reports............................      33
         Section 4.11    Report of Funds Received from ODGF.............      33
         Section 4.12    Amendment of Association Articles of
                           Incorporation................................      33

ARTICLE FIVE - AGREEMENTS OF ACQUIROR

         Section 5.01    Regulatory Approvals and Proxy Statement.......      33
         Section 5.02    Breach.........................................      33
         Section 5.03    Consummation of Agreement......................      34
         Section 5.04    Directors and Officers' Liability Insurance
                           and Indemnification..........................      34
         Section 5.05    Employee Benefit and Related Matters...........      34
         Section 5.06    The Association's Employee Stock
                           Ownership Plan...............................      35
         Section 5.07    Board of Directors of the Association..........      35
         Section 5.08    Managing Officer of the Association............      36
         Section 5.09    Shareholder Approval for Conversion of
                           SHFC Stock Options...........................      36
         Section 5.10    Delivery of Reports............................      36
         Section 5.11    Distribution of RRP Proceeds...................      36

ARTICLE SIX - CONDITIONS PRECEDENT TO THE MERGER

         Section 6.01    Conditions to Acquiror's Obligations...........      36
         Section 6.02    Conditions to SHFC's Obligations...............      38

ARTICLE SEVEN - TERMINATION OR ABANDONMENT

         Section 7.01    Mutual Agreement...............................      38
         Section 7.02    Breach of Agreement............................      38
         Section 7.03    Failure of Conditions..........................      39
         Section 7.04    Denial of Regulatory Approval..................      29
         Section 7.05    Failure of Stockholders to Adopt...............      39
         Section 7.06    Regulatory Enforcement Matters.................      39
         Section 7.07    Automatic Termination..........................      40
         Section 7.08    Termination Fee................................      40

ARTICLE EIGHT - GENERAL

         Section 8.01    Confidential Information.......................      40
         Section 8.02    Publicity......................................      41
         Section 8.03    Return of Documents............................      41
         Section 8.04    Notice.........................................      41
         Section 8.05    Liabilities....................................      42
         Section 8.06    Expenses.......................................      42
         Section 8.07    Nonsurvival of Representations
                           and Warranties...............................      42
         Section 8.08    Entire Agreement...............................      42
         Section 8.09    Headings and Captions..........................      42
         Section 8.10    Waiver, Amendment or Modification..............      42
         Section 8.11    Rules of Construction..........................      43
         Section 8.12    Counterparts...................................      43
         Section 8.13    Successors and Assigns.........................      43
         Section 8.14    Governing Law; Assignment......................      43
         Section 8.15    Specific Performance and Injunctive Relief.....      43

SIGNATURES

EXHIBIT A         Shareholder Agreement

EXHIBIT B         Optionholder Agreement

EXHIBIT C         Plan of Merger

EXHIBIT D         Plan of Subsidiary Merger

EXHIBIT E         SHFC and Target Association's Legal Opinion

EXHIBIT F         Acquiror's Legal Opinion

EXHIBIT G         Directors of Target Association

EXHIBIT H         Director Emeritus of Target Association

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), dated June 14, 1996, is by and among Western Ohio Financial Corporation, a Delaware corporation ("Acquiror"); Seven Hills Financial Corporation, an Ohio corporation ("SHFC"); and Seven Hills Savings Association, an Ohio savings and loan association and a wholly owned subsidiary of SHFC (the "Association").

     A. Acquiror, SHFC and the Association wish to provide for the terms and conditions of the following described business transaction in which an inactive transitory subsidiary to be formed by Acquiror and incorporated under the laws of the State of Ohio ("Acquisition Subsidiary") will be merged with and into SHFC and the separate existence of Acquisition Subsidiary shall cease ("Company Merger"), SHFC will be merged with and into Acquiror and the separate existence of SHFC shall cease ("Subsidiary Merger") and, as a result of the Company Merger and the Subsidiary Merger, the Association will become a wholly owned subsidiary of Acquiror. The Company Merger and the Subsidiary Merger are collectively referred to as the "Merger."

     B. For federal income tax purposes, it is intended that the Company Merger be deemed a stock purchase of all of the outstanding capital stock of SHFC by Acquiror and the Subsidiary Merger shall qualify as a tax-free liquidation under Section 332 and Section 337 of the Internal Revenue Code of 1986, as amended (the "Code").

     C. For accounting purposes, it is intended that the Merger shall be accounted for as a purchase.

     D. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     E. Concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Acquiror's willingness to enter into this Agreement, each of the directors of SHFC has entered into a shareholder agreement (each a "Shareholder Agreement") in the form attached hereto as Exhibit A.

     F. Concurrently with the execution and delivery of the Agreement, and as a condition and material inducement to Acquiror's willingness to enter into this Agreement, each holder of an SHFC option (as defined in Section 1.04(d)(i) hereof) has executed an agreement not to exercise his or her SHFC Options prior to the Effective Time (as hereinafter defined) and during the time period described in Section I .04(d)(iv) hereof (each, an "Optionholder Agreement") in the form attached hereto as Exhibit B.

     Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                  ARTICLE ONE

                        TERMS OF THE MERGER AND CLOSING

     Section 1.01. Formation of Acquisition Subsidiary. Acquiror shall organize Acquisition Subsidiary, an Ohio corporation, as a wholly-owned subsidiary of Acquiror and shall cause Acquisition Subsidiary to fulfill the obligations of Acquisition Subsidiary under this Agreement.

     Section 1.02. Merger; Surviving Corporation. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the Ohio General Corporation Law ("OGCL"), the Delaware General Corporation Law ("DGCL"), the Home Owners' Loan Act ("HOLA") and the rules and regulations promulgated thereunder (the "Thrift Regulations"), and Chapter 1151 of Title II of the Ohio Revised Code, the following shall occur:

                  (a) At the Effective Time, Acquisition Subsidiary shall be merged with and into SHFC pursuant to the terms and conditions set forth herein and pursuant to a Plan of Merger attached hereto as Exhibit C ("Plan of Merger") which shall be executed by Acquiror, SHFC and Acquisition Subsidiary at least two (2) days prior to the Effective Time. Upon consummation of the Company Merger, the separate existence of Acquisition Subsidiary shall cease and SHFC shall continue as the surviving corporation. The name of SHFC, as the surviving corporation, shall by virtue of the Company Merger remain "Seven Hills Financial Corporation." From and after the consummation of the Company Merger, SHFC, as the surviving corporation, shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of SHFC and Acquisition Subsidiary, and all obligations belonging or due to each of them.

                  (b) Upon  consummation of the Company Merger as set forth in
         (a), above, SHFC will be merged with and into Acquiror in accordance with applicable state law pursuant to a Plan of Merger, attached hereto as Exhibit D ("Plan of Subsidiary Merger"), which shall be executed by the parties thereto immediately after the completion of the Company Merger. Upon completion of the Subsidiary Merger, the separate existence of SHFC shall cease and Acquiror shall continue as the surviving corporation. The name of Acquiror, as the surviving corporation, shall by virtue of the Subsidiary Merger remain "Western Ohio Financial Corporation." From and after the Subsidiary Merger, Acquiror, as the surviving corporation, shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of SHFC and Acquiror, and all obligations belonging or due to each of them.

         Section 1.03. Effective Time of the Merger. As soon as practicable after each of the conditions set forth in Article Six hereof have been satisfied or waived, SHFC and Acquisition Subsidiary will file or cause to be filed a certificate of merger with the Secretary of State of the State of Ohio for the Company Merger, and Acquiror and SHFC will file or cause to be filed certificates of merger with the Secretaries of State of the States of Delaware and Ohio for the Subsidiary Merger, which certificates of merger shall in each case be in the form required by and executed in accordance with the applicable provisions of the OGCL and the DGCL. The Company Merger and the Subsidiary Merger shall each become effective at the time specified in the respective certificate of merger for such merger as filed with the Secretaries of State of the appropriate states (the "Effective Time"). The parties shall cause the Company Merger to become effective prior to the Subsidiary Merger.

         Section 1.04.  Company Merger.

         (a) (i) Each common share of SHFC, no par value (the "SHFC Common"), issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares, as defined in Section 1.04(b) below) shall, by virtue of the Company Merger and without any action on the part of the holder thereof be converted to a right to receive in cash from Acquiror the sum of the following subparagraphs (A) and (B) (hereinafter referred to as the "Per Share Merger Consideration"):

                  (A)      Nineteen Dollars and Sixty-Five cents ($19.65); plus

                  (B)      The quotient of

                           (I) The difference between (x) the amount(s) actually received from the liquidation and winding up of the Ohio Deposit Guarantee Fund ("ODGF") between the date of the Agreement and the Effective Time, less (y) the out-of-pocket expenses and estimated federal and state income tax liabilities attributable to such amount(s), as set forth in the statement referred to in
                                    Section 4.11; divided by

                           (II) Five hundred eighty-three thousand seven hundred sixty-three (583,763).

                           The holders of certificates representing shares of SHFC Common shall cease to have any rights as shareholders of SHFC, except such rights, if any, as they may have pursuant to the OGCL. Except as provided below with respect to Dissenting Shares, until certificates representing shares of SHFC Common are surrendered for exchange, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the Per Share Merger Consideration for the number of shares represented by such certificate.

                  (ii) Each share of Acquisition Subsidiary capital stock issued and outstanding or held in treasury immediately prior to the Effective Time shall be and constitute the issued and outstanding shares of SHFC Common at the Effective Time.

         (b) Dissenting Shares. Any shares of SHFC Common held by a holder who dissents from the Company Merger and who pursues and perfects the rights of a dissenter in accordance with Section 1701.85 of the OGCL shall be herein called "Dissenting Shares." Notwithstanding ally other provision of this Agreement, any Dissenting Shared shall not, after the Effective Time of the Company Merger, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the OGCL. If, after the Effective Time, such holder's rights shall terminate in accordance with
Section 1701.85(D) of the OGCL, such shares of SHFC Common shall be treated as if they had been converted as of the Effective Time into a right to receive the Per Share Merger Consideration.

         (c)      Exchange of SHFC Common

                  (i) As soon as practicable after the Effective Time of the Company Merger, holders of record of certificates formerly representing shares of SHFC Common (the "Certificates") shall be instructed by Acquiror to tender such Certificates to Acquiror, or, at the election of Acquiror, to an exchange agent designated by Acquiror (the "Exchange Agent"), pursuant to a letter of transmittal that Acquiror shall deliver or cause to be delivered to such holders. Such letters of transmittal shall specify that risk of loss and title to Certificates shall pass only upon delivery of such Certificates as specified in the letter of transmittal.

                  (ii) After the Effective Time of the Company Merger, each holder of a Certificate that surrenders such Certificate to Acquiror or, at the election of Acquiror, to the Exchange Agent, will, upon acceptance thereof by Acquiror or the Exchange Agent, be entitled to the Per Share Merger Consideration for the number of shares represented by such Certificate, which shall be paid promptly (but in no event later than five business days) after acceptance of such Certificate.

                  (iii) Acquiror or, at the election of Acquiror, the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Acquiror or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Acquiror or the Exchange Agent may require.

                  (iv) Each outstanding Certificate shall, until duly surrendered to Acquiror or the Exchange Agent, be deemed to evidence the right to receive the Per Share Merger Consideration for the number of shares represented by such Certificate.

                  (v) After the Effective Time of the Company Merger, holders of Certificates shall cease to have rights with respect to the SHFC Common previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for, and to receive, the Per Share Merger Consideration for the number of shares represented by such Certificate. After the Effective Time of the Company Merger, there shall be no further transfer on the records of SHFC of Certificates, and if any Certificates are presented to SHFC for transfer, they shall be canceled in exchange for the Per Share Merger Consideration for the number of shares represented by such Certificates. Acquiror shall not be obligated to deliver the Per Share Merger Consideration to any former holder of SHFC Common until such holder surrenders the Certificates as provided herein. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of SHFC Common represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. SHFC and the Exchange Agent shall be entitled to rely upon the stock transfer books of SHFC to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Acquiror and the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                  (vi) If the Per Share Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to Acquiror or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of Acquiror or the Exchange Agent that such tax has been paid or is not applicable.

                  (vii) In the event any  Certificate  shall  have been  lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to Acquiror or the Exchange Agent an affidavit stating such fact, in form satisfactory to Acquiror, and, at Acquiror's discretion, a bond in such reasonable sum as Acquiror or the Exchange Agent may direct as indemnity against any claim that may be made against Acquiror or the Association or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Per Share Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

         (d)      Stock Options.

              Acquiror shall assume the obligations of SHFC under the SHFC Stock Option Plan in the following manner:

                  (i) At the Effective Time of the Company Merger by virtue of the Company Merger and without any action on the part of any holder of any option, each option granted by SHFC to purchase shares of SHFC Common Stock which is outstanding prior to the date of this Agreement and unexercised immediately prior to the Effective Time of the Company Merger (each an "SHFC Option") shall continue outstanding as an option (a "Substitute Option") to purchase shares of Acquiror Common (as defined in Section 3.01(c) hereof) in an amount and at an exercise price determined as provided below and otherwise subject to the terms of the SHFC Stock Option Plan under which they were issued and the agreements evidencing grants thereunder:

                           (A) The number of shares of  Acquiror  Common to be
                  subject to a Substitute Option shall be equal to the product of the number of shares of SHFC Common Stock subject to the original option and the Exchange Ratio (as defined below), provided that any fractional shares of Acquiror Common resulting from such multiplication shall be rounded down to the nearest whole share; and

                           (B) The exercise price per share of Acquiror Common
                  under the Substitute Option shall be equal to the exercise price per share of SHFC Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent.

                  (ii) The term "Exchange Ratio" shall mean the Per Share Merger Consideration divided by the Average Price (as defined below) for Acquiror Common.

                  (iii) The term "Average Price" shall mean the average closing prices for a share of Acquiror Common on the NASDAQ National Market System reported for the five (5) consecutive trading days ending on the first trading day immediately prior to the date of this Agreement.

                  (iv) No exercise of options for Acquiror Common will be permitted until the shareholders of Acquiror approve the assumption of the obligations of SHFC under the SHFC Stock Option Plan as contemplated by Section 5.09 hereof. Acquiror shall seek approval of its shareholders at its April 1997 annual meeting of shareholders ("Annual Meeting") to reserve for issuance sufficient shares of Acquiror Common, from authorized and unissued shares or treasury shares of Acquiror, to effect the substitution of Acquiror Common for SHFC Common Stock under the SHFC Stock Option Plan. At all times after receipt of such shareholder approval, Acquiror shall reserve for issuance such number of shares of Acquiror Common s is necessary to permit the exercise of options granted under the SHFC Stock Option Plan in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. Notwithstanding the foregoing, in the event that Acquiror does not receive the shareholder approval contemplated by Section 5.09 hereof, then the outstanding options under the SHFC Stock Option Plan shall be converted to a right to receive the Per Share Merger Consideration, less the exercise price per share for each share of SHFC Common Stock subject to an option. As a condition to receipt of the cash payment pursuant to the preceding sentence, each holder of an outstanding option to acquire SHFC Common Stock shall be required to execute a stock option cancellation agreement in form and substance reasonably satisfactory to Acquiror. No interest shall be paid or payable with respect to the cash amount to be paid for the cancellation of SHFC stock options.

                  (e) Articles of Incorporation and Code of Regulations of SHFC as the Surviving Corporation. The Articles of Incorporation and Code of Regulations of SHFC, as in effect immediately prior to the Effective Time of the Company Merger, shall be the Articles of Incorporation and Code of Regulations of the surviving corporation of the Company Merger, until either is thereafter amended in accordance with applicable law.

                  (f) Directors and Officers of SHFC as the Surviving Corporation. The directors and officers of Acquisition Subsidiary immediately prior to the Effective Time of the Company Merger shall be and become the directors and officers of SHFC immediately following the Effective Time of the Company Merger.

         Section 1.05. Closing. Subject to the provisions of this Agreement, the closing of the Company Merger (the "Closing") shall take place as soon as practicable after satisfaction or waiver of all of the conditions to Closing. Subject to the preceding sentence, the date, time and location of the Closing shall be as designated in writing by Acquiror to SHFC but shall be no sooner than the first business day after receipt of all necessary regulatory and shareholder approvals and the expiration of any applicable waiting periods. The date on which the Closing actually occurs is herein referred to as the "Closing Date." Time is of the essence for Closing.

         Section 1.06.  Actions At Closing.

         (a)      At the Closing, SHFC shall deliver to Acquiror:

                  (i) a certificate signed by an appropriate officer of SHFC stating that all of the conditions set forth in Sections 6.01(a), (b),
(c), (d), (f), (g) and (h) of this Agreement (but, as to Section 6.01(d), relating only to approvals which SHFC is required by law to obtain) have been satisfied or waived as provided therein;

                  (ii) a certified copy of the resolutions of SHFC's Board of Directors and shareholders, as required for valid approval of the execution of this Agreement and the Plan of Merger (which certification shall be signed by the Secretary or Assistant Secretary of SHFC, shall specify that such resolutions remain in effect a- of the Effective Time of the Company Merger and have not been modified or rescinded, and which shall be in a form reasonable; acceptable to counsel to Acquiror); the Plan of Merger, executed by SHFC; and a Certificate of Merger for the Company Merger, executed by SHFC and in proper form for filing with the Ohio Secretary of State;

                  (iii) certificates of the Ohio Secretary of State, each dated a recent date, as to the good standing of SHFC and of the Association, and a certificate of the Federal Deposit Insurance Corporation ("FDIC"), dated a recent date, as to the existence of deposit insurance of the Association;

                  (iv) a legal opinion from counsel for SHFC and the Association, in the form attached hereto as Exhibit E hereto;

                  (v)      the  Subsequent  Disclosure  Schedule  required  by
Section 4.08 hereof; if the Subsequent Disclosure Schedule was previously delivered, a statement signed by an appropriate officer of SHFC to that effect; or, if no Subsequent Disclosure Schedule is necessary, a statement signed by an appropriate officer of SHFC and dated as of the Closing Date to such effect; and

                  (vi) resignations of the Board of Directors of the Association, effective as of the Effective Time of the Company Merger, pur-suant to Section 5.07 of this Agreement.

         (b)      At the Closing, Acquiror shall deliver to SHFC:

                  (i) a certificate signed by an appropriate officer of Acquiror stating that all of the conditions set forth in Sections 6.02(a),
(b), (c) and (d) of this Agreement (but, as to Section 6.02(d), excluding the approval of SHFC's Board of Directors and shareholders) have been satisfied;

                  (ii) a certified copy of the resolutions of Acquiror's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

                  (iii) a certified copy of the resolutions of Acquisition Subsidiary's Board of Directors and sole shareholder, authorizing the execution of the Plan of Merger and the consummation of the transactions contemplated hereby and thereby; the Plan of Merger, executed by Acquisition Subsidiary; and a Certificate of Merger for the Company Merger, executed by Acquisition Subsidiary and in proper form for filing with the Ohio Secretary of State; and

                  (iv) a legal opinion from counsel for Acquiror, in the form attached hereto as Exhibit F hereto.


                                  ARTICLE TWO

          REPRESENTATIONS AND WARRANTEES OF SHFC AND THE ASSOCIATION

SHFC and the Association hereby make the following representations and warranties:

         Section 2.01.  Organization and Capital Stock.

         (a) SHFC is a corporation organized under the OGCL and the Association is a stock-form savings and loan association, organized under Chapter 1151 of the Ohio Revised Code, and each is duly organized, validly existing and in good standing under the laws of the State of Ohio with full corporate power and all necessary governmental authorizations to own all of its properties and assets, to incur all of its liabilities and to carry on its business as presently conducted. The minute books of each contain complete and accurate records of all meetings and other corporate actions of their respective Boards of Directors and shareholders, as well as actions by committees of their respective Boards of Directors, either in committee minutes or in the minutes of the meetings of the Boards of Directors, except for minutes of meetings within the preceding month for which draft minutes have not been reviewed and approved by the Board. Attached as Section 2.01(a) of that certain confidential writing delivered by SHFC to Acquiror concurrently with the delivery and execution of this Agreement (the "Disclosure Schedule") are copies of the Articles of Incorporation of SHFC and the Association certified by the Secretary of State of the State of Ohio, a copy of the Code of Regulations of SHFC certified by the Secretary of SHFC and copies of the Constitution and Bylaws of the Association certified by the Ohio Division of Financial Institutions (the "Division"), including all amendments.

         (b) The authorized capital stock of SHFC consists of one million (1,000,000) common shares of SHFC, no par value, of which, as of the date hereof, five hundred thirty-six thousand four hundred seventy-two (536,472) shares are issued and outstanding, of which two thousand one hundred fifteen (2,115) shares are unallocated shares in the Seven Hills Savings Association Recognition and Retention Plan). All of the issued and outstanding shares of SHFC Common are duly and validly issued and outstanding and are fully paid and non-assessable, except for the shares of SHFC Common which are held by the Association ESOP (as defined in Section 5.06) and which are not allocated to the accounts of the participants, but as to which the Association ESOP has all of the rights of a shareholder. None of the outstanding shares of SHFC Common has been issued in violation of any preemptive rights of the current or past shareholders of SHFC. Each Certificate representing shares of SHFC Common issued by SHFC in replacement of any certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed, if any, was issued by SHFC only upon receipt of an affidavit of lost stock certificate and a bond sufficient to indemnify SHFC against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such replacement Certificate.

         The authorized capital stock of the Association consists of five million (5,000,000) shares of the Association Common, par value One Dollar ($ 1.00) per share, of which five hundred sixty- four thousand seven hundred seven (564,707) shares are issued and outstanding and held by SHFC. Such shares are held by SHFC free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever. The deposits of the Association are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). The Association is a member of the Federal Home Loan Bank of Cincinnati ("FHLB Cincinnati"). The Association is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and a "qualified thrift lender" as defined in 12 U.S.C. ss. 1467a(m) and the Thrift Regulations.

         (c) Except as set forth in Section 2.01(b) of this Agreement, and except for the forty- nine thousand four hundred six (49,406) shares of SHFC Common subject to options granted under the SHFC Stock Option Plan, there are no shares of capital stock or other equity securities of SHFC or the Association outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible in or exchangeable for, shares of the capital stock of SHFC or the Association, or contracts, commitments, understandings or arrangements by which SHFC or the Association is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

         Section 2.02.  Authorization; No Defaults.

         (a) The Board of Directors of SHFC and the Board of Directors of the Association each has, by all appropriate action, approved this Agreement and authorized the execution and delivery hereof on its behalf by its duly authorized officers and the performance by SHFC and the Association of its respective obligations here under.

         (b) This Agreement has been duly and validly executed and delivered by SHFC and the Association and, subject to (i) the approval of the SHFC shareholders of an amendment to Article EIGHTH of the SHFC Articles of Incorporation and approval of SHFC of an amendment to Article NINTH of the Association's Articles of Incorporation to permit Acquiror to offer to acquire and to acquire all of the outstanding shares of SHFC (the "Amendment"), (ii) the approval of the OTS of the offer to acquire SHFC, as evidenced by this Agreement, and (iii) the approval of the Division of such amendment to Article NINTH of the Association's Articles of Association, constitutes a legal, valid and binding obligation of SHFC and the Association, enforceable against each in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other laws affecting creditors' rights generally or the rights of creditors of savings institutions the accounts of which are insured by the FDIC or laws relating to the safety and soundness of insured financial institutions and by judicial discretion in applying principles of equity. Neither SHFC nor the Association is in default under or in violation of any provision of their respective articles of incorporation, constitution, code of regulations or bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement of SHFC or the Association, except for defaults and violations which will not have a material adverse effect on the operations, business or financial condition of SHFC and the Association, taken as a whole, and except to the extent that this Agreement may be deemed by a court to be a default under or violation of Article EIGHTH of the SHFC Articles of Incorporation or Article NINTH of the Association's Articles of Incorporation. No other corporate proceeding of SHFC or the Association is required for approval of this Agreement and the Company Merger or the performance of SHFC's or the Association's obligations under this Agreement other than adoption of the Amendment, this Agreement and the Plan of Merger by the holders of at least the minimum portion of the outstanding shares of SHFC Common required under the OGCL for approval of the Merger (the "Minimum Portion"). Except for the requisite approvals of the Division and the OTS ("Regulatory Approvals"), and filings with the OTS, the Division and the Secretaries of State of Ohio and Delaware, no notice to, filing with', authorization by, or consent or approval of, any federal or state regulatory authority or other third party is necessary for the execution and delivery of this Agreement or consummation of the Merger by SHFC or the Association.

         (c) Neither the execution and delivery of this Agreement nor the consummation of the Company Merger, nor compliance by SHFC and the Association with the provisions of this Agreement will (i) conflict with or result in a breach of the articles of incorporation or constitution, or bylaws or code of regulations, of SHFC or the Association, except to the extent that this Agreement may be deemed by a court to be a default under or violation of Article EIGHTH of the SHFC Articles of Incorporation or Article NINTH of the Association's Articles of Incorporation; (ii) result in a breach or termination of or accelerate the performance required by, any note, bond, mortgage, lease, agreement or other instrument to which SHFC or the Association is a party or may be bound; or (iii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to SHFC or the Association.

         Section 2.03. No Subsidiaries Equity Interests. The term "subsidiary" means an organization or entity which is consolidated with a party to this Agreement for financial reporting purposes. Except for the Association, SHFC has no subsidiaries. The Association has no subsidiaries. Except as set forth in Section 2.03 of the Disclosure Schedule, and except for shares of the Association Common owned by SHFC and shares of stock of the FHLB Cincinnati owned by the Association, neither SHFC nor the Association owns, beneficially or otherwise, any shares of Equity Securities (as defined below) or similar interests of any corporation, bank, business trust, association or similar organization. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. Neither SHFC nor the Association is a party to any partnership or joint venture.

         Section 2.04. Financial Information. The consolidated balance sheets of SHFC and its subsidiary as of June 30, 1995 and 1994, and the consolidated statements of earnings, changes in shareholders' equity and cash flows for each of the three (3) fiscal years ended as of June 30, 1995, 1994 and 1993, together with the notes thereto, and the unaudited consolidated balance sheet of SHFC as of March 31, 1996, and the related unaudited consolidated income statement and statement of changes in shareholders' equity and cash flows for the nine (9) months then ended, all of which are included in Section 2.04 of the Disclosure Schedule (together, the "SHFC Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), except as disclosed therein, and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of SHFC as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which are material, and the absence of footnotes). The books and records of SHFC and the Association have been and are being maintained in accordance with applicable legal and accounting requirements. Neither SHFC nor the Association is aware of any event or circumstances, or series of events or circumstances, which is reasonably likely to result in a Material Adverse Change (as defined in Section 2.05 of this Agreement) to SHFC or the Association.

         Section 2.05.  Absence of Changes.

         (a) The term "Material Adverse Change" shall mean a material adverse change in the consolidated financial condition, results of operations, assets, deposit liabilities (except for decreases in deposit liabilities due to the withdrawal of funds owned by SHFC held on deposit with the Association for purposes of paying permitted dividends and expenses) or business (including its future prospects) of an entity, other than changes resulting from or attributable to expenses incurred in connection with the transactions contemplated by this Agreement and the Merger; provided that the term "Material Adverse Change" shall exclude any reduction in the net income or shareholders' equity of SHFC attributable to (i) any special assessment levied against the Association as part of an assessment against financial institutions which are insured by the SAIF, (ii) any recapture of bad debt reserves of the Association attributable to any federal legislation eliminating or altering the exclusion from taxable federal income of bad debt reserves of thrift institutions or (iii) any accounting adjustment required pursuant to Section 4.05 hereof. Since March 31, 1996, to the date hereof, SHFC on a consolidated basis has not experienced or suffered a Material Adverse Change.

         (b) Since March 31, 1996, neither SHFC nor the Association has, except as set forth in Section 2.05 of the Disclosure Schedule, (i) issued or sold any corporate debt securities; (ii) declared or set aside or paid any dividend or other distribution in respect of its capital stock (or other ownership interests) other than its regular quarterly dividend of $.09 per share; (iii) incurred any material obligation or liability (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business; (iv) mortgaged, pledged or subjected to lien or encumbrance (other than statutory liens for taxes not yet delinquent and landlord liens) any of its assets or properties except pledges to secure government deposits, FHLB advances and in connection with repurchase or reverse repurchase agreements; (v) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in SHFC's balance sheet as of March 31, 1996, and current liabilities incurred since the date thereof in the ordinary course of business; (vi) sold, exchanged or otherwise disposed of any of its assets other than in the ordinary course of business; (vii) made or modified any general wage or salary increase other than in the ordinary course of business consistent with past practices, entered into or modified any employment contract with any officer or salaried employee or instituted, modified or changed the contribution level to, any employee welfare, bonus, stock option, profit sharing, retirement or similar plan or arrangement; (viii) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property or assets or waived any rights of value that are material in the aggregate, considering its business taken as a whole; (ix) entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights; or (x) entered into any transaction outside the ordinary course of business, or sold or otherwise disposed of any of its securities.

         Section 2.06. Regulatory Enforcement Matters.  Except as disclosed in
Section 2.06 of the Disclosure Schedule, neither SHFC nor the Association is subject to, or has received any notice or advice that it is not in substantial compliance with any statute or regulation, or that it is or may become subject to any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of savings banks or savings associations or engaged in the insurance of deposits or any other governmental agency having supervisory or regulatory authority with respect to SHFC or the Association, and SHFC and the Association have received no notice from any governmental authority threatening to revoke any license, franchise, permit or governmental authorization.

         Section 2.07.  Tax Matters.

         (a) SHFC and the Association have filed all federal, state and local tax returns and reports due with respect to any of their employees, depositors, borrowers, operations, businesses or properties in a timely fashion and have paid or made provision for all amounts due or claimed to be due. All such returns and reports fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the SHFC Financial Statements were made in accordance with GAAP and provide for anticipated tax liabilities including interest and penalties. Except as disclosed in Section 2.07(a) of the Disclosure Schedule, there are no federal, state or local tax returns or reports not filed which would be due but for an extension of time for filing having been granted.

         (b) Neither SHFC nor the Association has executed or filed with the Internal Revenue Service ("IRS") or any state or local tax authority any agreement extending the period for assessment and collection of any tax, nor is SHFC or the Association a party to any action or proceeding by any governmental authority for assessment or collection of taxes, except tax liens or levies against customers of the Association. There is no outstanding assessment or claim for collection of taxes against SHFC or the Association. Neither SHFC nor the Association has, except as disclosed in Section 2.07(b) of the Disclosure Schedule, received any notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental agency, with respect to any federal, state or local taxes. No tax return of SHFC or the Association is currently the subject of any audit by the IRS or any other governmental agency. No material deficiencies have been asserted in connection with the tax returns of SHFC or the Association and SHFC and the Association have no reason to believe that any deficiency would be asserted relating thereto. Neither SHFC nor the Association is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method (nor to the best knowledge of SHFC and the Association has the IRS proposed any such adjustment or change of accounting method). Neither SHFC nor the Association have filed a consent pursuant to
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply. Except as disclosed in Section 2.07(b) of the Disclosure Schedule, (i) neither SHFC nor the Association has ever been a member of an "affiliated group of corporations" (within the meaning of Section 1504(a) of the Code) filing consolidated returns, other than the affiliated group of which SHFC is the parent; and (ii) neither SHFC nor the Association is a party to any tax-sharing agreement.

         Section 2.08. Litigation. Except as disclosed in Section 2.08 of the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of SHFC or the Association, threatened, against SHFC or the Association, or any of their respective directors or officers, or to which the property of SHFC or the Association is or would be subject. Each of SHFC and the Association has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time of the Company Merger that are known to either. Each matter as to which SHFC or the Association has given notice to the insurer under a directors and officers liability policy is described in Section 2.08 of the Disclosure Schedule.

         Section 2.09. Employment and Severance Agreements. Except as disclosed in Section 2.09 of the Disclosure Schedule, neither SHFC nor the Association is a party to or bound by any agreement or policy for the employment, retention or engagement of any officer, employee, agent, consultant or other person or entity, any employment or severance agreement or policy, or agreement, policy or arrangement to provide post-retirement, post-termination or change-of-control benefits, by acceleration or otherwise, to any current or former officer, employee or director. A true, accurate and complete copy of each such agreement, policy and arrangement is included in
Section 2.09 of the Disclosure Schedule.

         Section 2.10. Reports. SHFC and the Association each has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the OTS, (ii) the FDIC,
(iii) any applicable state securities or banking or savings and loan authorities, and (iv) any other governmental authority with jurisdiction over SHFC or the Association, except as may be disclosed in Section 2. 10 of the Disclosure schedule or, to the extent that any report or statement has not been filed, such failure will not have a material adverse effect on SHFC's or the Association's regulatory compliance status. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 2.1l. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of states and political subdivisions of the United States and other investment securities held by SHFC or the Association are carried in the aggregate at no more than cost adjusted for amortization of premiums and accretion of discounts, except as otherwise required by FAS No. 115 and which adjustments are disclosed in Section 2. 11 of the Disclosure Schedule.

         Section 2.12. Loan  Portfolio.  Except as may be disclosed in Section
2.12 of the Disclosure Schedule, (i) all loans shown on the SHFC Financial Statements at March 31, 1996, or which were entered into after March 31, 1996, but before the Effective Time of the Company Merger, were and will be made for good, valuable and adequate consideration in the ordinary course of the business of the Association and its subsidiaries, in accordance with sound banking practices, and are not subject to any known defenses, set-offs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) to the knowledge of SHFC and the Association, the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be what they purport to be and enforceable in all material respects in accordance with their terms, subject to bankruptcy, insolvency fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and (iii) SHFC and the Association have complied with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan.

         Section 2.13.  Employee Matters and ERISA.

         (a) Neither SHFC nor the Association has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of SHFC or the Association and, to the knowledge of SHFC and the Association, there is no present effort nor existing proposal to attempt to unionize any group of employees of SHFC or the Association.

         (b) Except as may be disclosed in Section 2.13(b) of the Disclosure Schedule, (i) SHFC and the Association are and have been in material compliance with all applicable laws respecting employment and employment practices, teams and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither SHFC nor the Association is engaged in any unfair labor practice; (ii) there are no unfair labor practice charges or other complaints by any employee or former employee of either SHFC or the Association pending before any governmental agency and there are no administrative charges or court complaints against SHFC or the Association concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any state or federal court or agency; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of SHFC and the Association, threatened against or directly affecting SHFC or the Association; and (iv) neither SHFC nor the Association has experienced any work stoppage or other labor difficulty.

         (c) Except as may be disclosed in Section 2.13(c) of the Disclosure Schedule, neither SHFC nor the Association maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current directors or employees of SHFC or the Association (the "Employee Plans"). No present or former director, employee or fiduciary of SHFC or the Association has been charged with breaching or, to the knowledge of SHFC, has breached a fiduciary duty under any of the Employee Plans. Except as may be disclosed in
Section 2.13(c) of the Disclosure Schedule, neither the Association nor any of its subsidiaries participates in, nor has it participated in, nor has it any present or future obligation or liability under, any multi-employer plan (as defined at Section 3(37) of ERISA). Except as may be disclosed in Section 2.13(c) of the Disclosure Schedule, neither the Association nor any of its subsidiaries maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees of SHFC or the Association except as provided in Section 4980B of the Code.

         (d) Except as set forth in Section 2.13(d) of the Disclosure Schedule, neither SHFC nor the Association maintains, or has maintained during the past ten (10) years, any Employee Plans subject to Title IV of ERISA or
Section 412 of the Code. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, and SHFC and the Association have not received notice of any threatened or imminent claim with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which the Association or any of its subsidiaries would be liable after June 30, 1995, except as set forth in Section 2.13(d) of the Disclosure Schedule. SHFC and the Association do not have any liabilities for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any Employee Plan. All Employee Plans have been operated, administered and maintained in all material respects in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA and the Code to the extent applicable.

         Section 2.14.  Title to Properties; Insurance; Personal Property.

         (a) Except as disclosed in Section 2.14(a) of the Disclosure Schedule, SHFC and the Association have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable, liens, charges or encumbrances explicitly reflected in the SHFC Financial Statements and easements, rights-of way, and other restrictions which do not materially and adversely affect the current use, value or marketability of the property and further excepting in the case of Real Estate Owned as such real estate is internally classified on the books of the Association, rights of redemption under applicable law) to all real properties reflected on the SHFC Financial Statements or acquired subsequent to the date thereof. All leasehold interests held by SHFC or the Association in real estate are held pursuant to lease agreements which are valid add enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such owned real properties comply in all material respects with all applicable private agreements and, to the knowledge of SHFC, all zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of either SHFC or the Association, threatened with respect to such properties. SHFC and the Association each have valid title or other rights under licenses to all material intangible personal or intellectual property used in their respective businesses, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially adversely interfere with the use of such property.

         (b) All material insurable properties owned or held by SHFC or the Association are insured in amounts deemed adequate by the senior management of the Association and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with thrift institutions of similar size. SHFC and the Association have delivered to Acquiror as part of Section 2.14(b) of the Disclosure Schedule true, accurate and complete copies of all insurance policies and fidelity bonds of SHFC and the Association. Except as disclosed in Section 2.14(b) of the Disclosure Schedule, there are no outstanding claims alone or in the aggregate in excess of Ten Thousand Dollars ($ 10,000) with respect to SHFC or the Association under such bonds and insurance policies, and neither SHFC nor the Association is aware of any acts of dishonesty or losses which would form the basis of a material claim under such bonds or insurance coverage. Each such policy is in full force and effect, with all premiums due thereon on or prior to the Closing Date having been paid as and when due. Neither SHFC nor the Association have been notified that its fidelity or insurance coverage will not be renewed by the carrier on substantially the same terms as the existing coverage.

         (c) Except as set forth in Section 2. 14(c) of the Disclosure Schedule, all of the personal property reflected in the SHFC Financial Statements as being owned by SHFC or the Association is owned free and clear of any lien, encumbrance, right of first refusal, options or other restrictions, and all such personal property other than items with nominal book value, is in good condition and repair (ordinary wear and tear excepted) and is sufficient to carry on the business of SHFC or the Association as it is presently conducted.

         Section 2.15.  Environmental Matters.

         (a) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations as in effect from time to time in all jurisdictions in which SHFC and the Association have done business or owned or leased property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

         For purposes of this Agreement, "Hazardous Substances" means (i) any "hazardous substance" as defined in Section 101(14) of CERCLA or regulations promulgated thereunder; (ii) any "solid waste," "hazardous waste" or "infectious waste," as such terms are defined in any Environmental Law; (iii) asbestos, urea formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law; and (iv) any additional substances or materials which are classified or considered to be hazardous or toxic under any Environmental Law.

         (b) Except as disclosed in Section 2.15(b) of the Disclosure Schedule, to the knowledge of SHFC and the Association neither the conduct nor operation of SHFC or the Association nor any condition of any property ever owned (including, without limitation, REO), leased or operated by either of them ("Real Property") materially violates or materially violated any Environmental Laws and no condition or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a material violation of Environmental Laws or obligate (or potentially obligate) SHFC or the Association to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property. Except as disclosed in Section 2. 15(b) of the Disclosure Schedule, neither SHFC nor the Association has received any notice from any person or entity that SHFC or the Association or the operation of any facilities or any property ever owned (including, without limitation, REO), leased or operated by either of them are or were in violation of any Environmental Laws or that any of them are responsible (or potentially responsible) for the cleanup of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

         (c) Except as disclosed in Section 2.15(c) of the Disclosure Schedule, neither SHFC nor the Association has received notice or has knowledge that any property in which SHFC or the Association has a security interest, lien or other encumbrance violates or violated Environmental Laws in any material respect.

         (d) To the knowledge of SHFC and the Association, neither SHFC nor the Association has caused any Hazardous Substances to be integrated into the Real Properties or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose an unlawful threat to human health or materially and adversely affect the value of any such Real Properties. To the knowledge of SHFC and the Association, none of the Real Properties has been used by SHFC or the Association for the storage or disposal of Hazardous Substances, except as disclosed in Section 2.15(d) of the Disclosure Schedule or as permitted under Environmental Laws. To the knowledge of SHFC and the Association, neither SHFC nor the Association has any interest, direct or indirect, in property owned by a third party which is or has been contaminated by Hazardous Substances, except as permitted under Environmental Laws. To the knowledge of SHFC and the Association, no property which is subject to such a security interest is or has been so contaminated except for the properties listed in Section 2.15(d) of the Disclosure Schedule, except as permitted under Environmental Laws. To the knowledge of SHFC and the Association, no Real Property contains or formerly contained underground storage tanks, except as disclosed in Section 2.
15(d) of the Disclosure Schedule.

         (e) With respect to each of the nonresidential Real Properties in which SHFC or the Association has held or currently holds indicia of ownership to protect a security interest in the facility (as such terms are defined in 42 U.S.C. ss. 9601 et seq.), SHFC and the Association have not, to their knowledge, "participated in the management of the facility" or otherwise acted in a manner such that SHFC or the Association would lose its statutory exemption from liability under Section 101 (20)(A) of CERCLA and as further defined in the currently vacated Environmental Protection Agency's Final Rule on Lender Liability, 40 C.F.R. Part 300 Subpart L, ss. 300.1100, 57 FR 18343, April 29, 1992.

         Section 2.16.  Compliance  with Laws.  Except as disclosed in Section
2.16 of the Disclosure Schedule, SHFC and the Association each have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and such businesses have been and are being conducted in compliance in all material respects with all applicable laws and regulations.

     Section 2.17. Brokerage. Except for the amounts payable to Charles Webb & Co., as disclosed in Section 2. 17 of the Disclosure Schedule, there are no claims or agreements for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement payable by SHFC or the Association.

         Section 2.18. Undisclosed Liabilities. Except for (i) liabilities and obligations fully reflected, disclosed or provided for in the SHFC Financial Statements as of June 30, 1995, (including related notes), (ii) liabilities and obligations incurred since June 30, 1995 in the ordinary course of business or related to the transaction contemplated by this Agreement, and
(iii) liabilities and obligations fully disclosed in Section 2.18 of the Disclosure Schedule, neither SHFC nor the Association has any material liabilities or obligations, whether absolute, known or unknown, accrued or unaccrued, contingent or otherwise, (and there is no asserted or unasserted claim against SHFC or the Association giving rise to any such liabilities or obligations). For purposes of this Section 2.18, the term "liabilities" includes without limitation liabilities as a guarantor and liabilities for taxes in each case material to the condition of either SHFC or the Association.

         Section 2.19. Statements True and Correct. None of the information supplied or to be supplied by SHFC or the Association for inclusion in (i) the Proxy Statement (as defined in Section 4.03 hereof) and (ii) any document to be filed with any regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of SHFC, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting (as defined in Section 4.03 hereof), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that SHFC or the Association is responsible for filing with any regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

         Section 2.20. Material Contracts.

         (a) Section 2.20 of the Disclosure Schedule contains a complete and correct list of all written or oral agreements, leases, and other obligations and commitments of the following types, to which either SHFC or the Association is a party, or by which any of their respective property is bound, or which has been authorized by SHFC or the Association:

                  (i)      Promissory  note,  guaranty,   mortgage,   security
agreement or other evidence of indebtedness owed by SHFC or the Association in an amount in excess of Twenty Five Thousand Dollars ($25,000);

                  (ii)     Partnership or joint venture agreements;

                  (iii)    Employee Plans;

                  (iv)     Insurance contracts or policies;

                  (v) Agreement or commitment for sale or purchase of any asset or assets for more than Twenty Five Thousand Dollars ($25,000);

                  (vi)     Agreements  or  commitments  for any single capital
expenditure   in  excess  of  Five  Thousand   Dollars   ($5,000)  or  capital
expenditures in excess of Ten Thousand Dollars ($ 10,000) in the aggregate;

                  (vii) Agreement or other document creating a monetary lien or security interest in excess of Twenty Five Thousand Dollars ($25,000) or other encumbrance relating to any real or personal property owned, rented or leased by SHFC or the Association;

                  (viii) Lease of, commitment to lease and any other agreements relating to the lease or rental of, real or personal property by SHFC or the Association involving an annual payment in excess of Ten Thousand Dollars ($10,000);

                  (ix) Any direct or indirect loan or guaranty of a loan to any director, officer, or 5 % shareholder of SHFC or the Association or any director or officer of any of its subsidiaries or a spouse or child of such person, or any partnership, corporation, or other entity in which any such director, officer or shareholder or a spouse or child of such person holds (directly or indirectly) an interest of ten percent (10%) or more;

                  (x) Any contract or agreement (A) that has a remaining term as of the date of this Agreement in excess of six (6) months, (B) is not terminable by SHFC or the Association on thirty (30) or fewer days' notice without penalty or premium and (C) involves a monetary obligation on the part of SHFC or the Association in excess of Ten Thousand Dollars ($ 10,000); and

                  (xi) All other material contracts and commitments not made in the ordinary course of business.

         (b) Concurrently with its delivery of the Disclosure Schedule, SHFC and the Association will deliver complete and correct copies of all written agreements, leases, policies and commitments listed in the Disclosure Schedule, together with all amendments thereto, and a complete and correct written description of all oral agreements listed in Section 2.20 of the Disclosure Schedule.

         Section 2.21. No Sensitive Transactions. Neither SHFC nor the Association nor, to the knowledge of SHFC or the Association, any employee or agent of either, nor any shareholder (beneficial or otherwise) of SHFC or the Association has used funds or other assets of SHFC or the Association directly or indirectly for (a) illegal contributions, gifts, entertainment or other expenses related to political activities, (b) payments to or for the benefit of any governmental official or employee, other than payments required or permitted by law, (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any officer, employee , agent or representative thereof or (d) the establishment or maintenance of a secret or unrecorded fund. In addition, to the knowledge of SHFC and the Association, no employee or agent of SHFC or the Association has taken any act or omitted to take any act that would cause a violation of federal currency reporting laws.

         Section 2.22. Certain Payments.

         Neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any material payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of SHFC or the Association from any of such entities,
(ii) materially increase any benefit otherwise payable under any of the SHFC employee benefit plans or (iii), except for the acceleration of certain benefits under the RRP (as defined in Section 4.09) and the termination of the Association ESOP pursuant to Section 5.06, result in the acceleration of the time of payment of any such benefit. In addition, the transactions contemplated by this Agreement would constitute a change in control for purposes of Section 4(a) of each of the employment agreements referred to in
Section 2.09 of the Disclosure Schedule, as a result of which, a termination other than for cause during the earlier of the one-year period following such change in control or the expiration of the term of such agreements would give rise to severance benefits. No holder of an option to acquire stock of SHFC has or will have at any time through the Effective Time the right to receive any cash or other payment (other than as contemplated by Section I.04(d)(iv) hereof) in exchange for or with respect to all or any portion of such option. No amounts paid or payable by SHFC, the Association or Acquiror to or with respect to any employee or former employee of SHFC or the Association will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code or otherwise.


                                 ARTICLE THREE

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Acquiror hereby makes the following representations and warranties:

         Section 3.01. Organization and Capital Stock.

         (a) Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its business as it is now being conducted.

         (b) Acquiror is duly licensed, as a foreign corporation, to transact business in the State of Ohio.

         (c)  The  authorized  capital  stock  of  Acquiror  consists  of  (i)
7,250,000  shares  of  common  stock,  par  value  One Cent  ($.01)  per share
("Acquiror Common"), of which, as of the date of this Agreement, 2,367,310 shares were issued and outstanding, and (ii) 250,000 shares of preferred stock, par value One Cent ($0.01) per share, none of which have been issued or are outstanding. All of the issued and outstanding shares of Acquiror Common are duly and validly issued and outstanding and are fully paid and non-assessable.

         (d) At the Effective Time of the Company Merger, Acquisition Subsidiary shall be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to carry on its business and perform its obligations under this Agreement and the Plan of Merger.

         Section 3.02. Authorization. (a) The Board of Directors of Acquiror has, by all appropriate action, approved this Agreement and the Merger and authorized the execution and delivery hereof on its behalf by its duly authorized officers and the performance of its obligations hereunder. Except for approval of the Merger and the Plan of Merger by the Board of Directors and the sole shareholder of Acquisition Subsidiary (which shall be obtained upon the formation of Acquisition Subsidiary as provided herein), no other corporate proceeding is required for the approval by Acquiror of this Agreement or the Merger or the performance by Acquiror or Acquisition Subsidiary of their obligations under this Agreement or the Plan of Merger.

         (b) This Agreement has been duly and validly executed and delivered by Acquiror and constitutes a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other laws affecting creditors' rights generally or the rights of creditors of savings institutions, the accounts of which savings institutions are insured by the SAIF or laws relating to the safety and soundness of insured financial institutions and by judicial discretion in applying principles of equity. Acquiror and each of its significant subsidiaries (as defined in Section 3.03 of this Agreement) are not in default under or in violation of any provision of its respective certificate or articles of incorporation, charter, bylaws or any promissory note, indenture or any evidence of indebtedness or security there for, lease, contract, purchase or other commitment or any other agreement of any of them which is material to Acquiror, except for defaults and violations which will not have a material adverse effect on the ability of Acquiror to consummate the transaction contemplated by this Agreement. Except for the Regulatory Approvals and related filings, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement by Acquiror or consummation of the Merger by Acquiror or Acquisition Subsidiary.

         (c) Neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the Merger, nor compliance by Acquiror with the provisions of this Agreement and the Plan of Merger, will (i) conflict with or result in a breach of Acquiror's certificate of incorporation or bylaws; or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Acquiror.

         (d) Prior to the Effective Time of the Company Merger, (i) the Board of Directors of Acquisition Subsidiary shall have, by all appropriate action, approved the Plan of Merger and the Company Merger and authorized the execution and delivery thereof on its behalf by its duly authorized officers and the performance of its obligations thereunder; (ii) Acquiror, as the sole shareholder of Acquisition Subsidiary, shall have adopted the Plan of Merger; and (iii) the Plan of Merger shall have been duly and validly executed and delivered by Acquisition Subsidiary and shall constitute a legal, valid and binding obligation of Acquisition Subsidiary, enforceable against Acquisition Subsidiary in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other laws affecting creditors' rights generally.

         (e) Neither the execution and delivery of the Plan of Merger nor the consummation of the Merger, nor compliance by Acquisition Subsidiary with the provisions of this Agreement and the Plan of Merger, will (i) conflict with or result in a breach of Acquisition Subsidiary's articles of incorporation, code of regulations or bylaws; or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Acquisition Subsidiary.

         Section 3.03. Subsidiaries. Each of Acquiror's significant subsidiaries (as such term is defined under regulations promulgated by the Securities and Exchange Commission ("SEC")) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its business as now being conducted. All of the outstanding shares of capital stock of each significant subsidiary of Acquiror are owned by Acquiror, directly or indirectly, free and clear of any material liens, encumbrances or security interests of third parties. All of the issued and outstanding shares of each significant subsidiary are duly and validly issued and outstanding and are fully paid and nonassessable.

         Section 3.04. Financial Information. The consolidated balance sheets of Acquiror and its subsidiaries as of December 31, 1995 and 1994 and the consolidated statements of earnings, changes in shareholders' equity and cash flows for each of the three (3) fiscal years ended June 30, 1995, 1994 and 1993, together with the notes thereto and the unaudited consolidated balance sheet of Acquiror as of March 31, 1996, and the related unaudited consolidated income statement and statement of changes in shareholders' equity and cash flows for the three (3) months then ended included in Acquiror's Quarterly Report on Form 10-Q for the quarter then ended, as currently on file with the SEC (together, the "Acquiror Financial Statements"), have been prepared in accordance with GAAP except as disclosed therein and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of Acquiror and its consolidated subsidiaries as of the dates and for the periods indicated therein (subject to normal, recurring yearend adjustments, none of which are material, and the absence of footnotes).

         Section 3.05. Absence of Changes. Since December 31, 1995 to the date hereof, Acquiror, on a consolidated basis, has not experienced or suffered a Material Adverse Change or entered into any contract, agreement or understanding which would adversely affect its ability to perform its obligations under this Agreement.

         Section 3.06. Litigation. There is no litigation, claim or other proceeding pending or, to the knowledge of Acquiror, threatened, against Acquiror or any of its significant subsidiaries, or to which the property of Acquiror or any of its significant subsidiaries is or would be subject which, if adversely determined, would have a material adverse effect on the business of Acquiror and its subsidiaries taken as a whole.

         Section 3.07. Reports. Since, January 1, 1993, Acquiror has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the OTS, (ii) the FDIC,
(iii) any applicable state or federal securities or banking or savings and loan authorities and (iv) any other governmental authority with jurisdiction over Acquiror. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.08. Compliance With Laws. Acquiror and its significant subsidiaries have all licenses, franchises, permits and other government authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

         Section 3.09. Statements True and Correct. None of the information supplied or to be supplied by Acquiror for inclusion in (i) the Proxy Statement and (ii) any document to be filed with any regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of SHFC, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Acquiror is responsible for filing with the OTS or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and any rules and regulations thereunder.

         Section 3.10. Undisclosed Liabilities. Acquiror has no liabilities or obligations, whether absolute, known or unknown, accrued or unaccrued, contingent or otherwise (and there is no asserted or unasserted claim against Acquiror giving rise to any such liabilities or obligations) that could adversely affect its ability to consummate the transactions contemplated by this Agreement. For purposes of this Section 3. 10, the term "liabilities" includes without limitation liabilities as guarantor and liabilities for taxes in each case material to the condition of Acquiror.

         Section 3.11. Regulatory Enforcement Matters. Acquiror is not subject to, nor has it received any notice or advice that it is not in substantial compliance with any statute or regulation, or that it is or may become subject to any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of savings banks, savings associations or holding companies of savings banks or savings associations or engaged in the insurance of deposits or any other governmental agency having supervisory or regulatory authority with respect to Acquiror, and Acquiror has received no notice from any governmental authority threatening to revoke any license, franchise, permit or governmental authorization.

         Section 3.12.  Tax Matters.

         (a) Acquiror has filed all federal, state and local tax returns and reports due with respect to any of its employees, depositors, borrowers, operations, businesses or properties in a timely fashion and has paid or made provision for all amounts due or claimed to be due. All such returns and reports fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in Acquiror's Financial Statements were made in accordance with GAAP and do not fail to provide for anticipated tax liabilities including interest and penalties. There are no federal, state or local tax returns or reports not filed which would be due but for an extension of time for filing having been granted.

         (b) Acquiror has neither executed nor filed with the IRS or any state or local tax authority any agreement extending the period for assessment and collection of any tax, nor is Acquiror a party to any action or proceeding by any governmental authority for assessment or collection of taxes, except tax liens or levies against customers of Acquiror. There is no outstanding assessment or claim for collection of taxes against Acquiror. Acquiror has received no notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental agency, with respect to any federal, state or local taxes. No tax return of Acquiror is currently the subject of any audit by the IRS or any other governmental agency. No material deficiencies have been asserted in connection with the tax return of Acquiror and Acquiror has no reason to believe that any deficiency would be asserted relating thereto.

         Section 3.13. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by Acquiror are carried in the aggregate at no more than cost adjusted for amortization of premiums and accretion of discounts, except as otherwise required by FAS No. 115.

         Section 3.14. Stock Ownership. Neither Acquiror nor any of its "affiliates" or "associates," as such terms are defined in Section 1704.01(C)(l) of the Ohio Revised Code, are "beneficial owners," as such term is defined in Section 1704.0I(C)(4) of the Ohio Revised Code, of any of the outstanding shares of any class of stock of SHFC.

     Section 3.15. Availability of Funds. Acquiror has on the date hereof, and will have at the Effective Time, the financial capacity to consummate the transactions contemplated hereby.


                                 ARTICLE FOUR

                    AGREEMENTS OF SHFC AND THE ASSOCIATION

         Section 4.01.  Business in Ordinary Course.

         (a) SHFC and the Association shall not declare or pay any dividend or make any other distribution with respect to their capital stock or ownership interests whether in cash, stock or other property, after the date of this Agreement except (i) payment by SHFC of its regular quarterly cash dividend for the quarter ended June 30, 1996 in the amount of $.09 (or less) per share of SHFC Common and (ii) if Closing does not occur by the respective following quarter ends, then, for the quarters ended September 30, 1996 and December 31, 1996, SHFC may declare and pay an additional regular quarterly dividend in the amount of $.09 per share of SHFC Common for each such quarter. Notwithstanding the previous sentence, no dividend will be permitted if it would exceed the net income of SHFC (excluding any net income arising from any liquidating distribution received from the ODGF) in the calendar quarter for which such dividend is declared.

         (b) SHFC and the Association shall continue to carry on, after the date hereof, their respective businesses and the discharge or incurrence of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, SHFC and the Association will not, without the prior written consent of Acquiror acting through its Chief Executive Officer or such other officer as Acquiror may specify in a written notice to the Association, provided in the case of subsections (vi), (vii), (viii), (ix), (xi), (xiii) and (xviii) below such consent shall not be unreasonably withheld or delayed:

                  (i) issue any SHFC Common or the Association Common or other capital stock or any options, warrants or other rights to subscribe for or purchase SHFC Common or the Association Common or any other capital stock or any securities convertible into or exchangeable for any capital stock;

                  (ii)     directly   or   indirectly   redeem,   purchase  or
otherwise acquire any SHFC Common or the Association Common or any other capital stock or ownership interests of SHFC or the Association;

                  (iii)    effect   a    reclassification,    recapitalization
split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

                  (iv) change its Articles of Incorporation or Constitu-tion or Bylaws or Code of Regulations except in respect of the Amendment;

                  (v) enter into, modify or renew any employment agreement or severance agreement or plan; or grant any increase in the compensation payable or to become payable to any director, officer or employee, except for increases in salaries consistent with SHFC's and the Association's past practices; grant any stock options; or, except as required by law, pay or agree to pay any bonus, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, payment or arrangement made to, for or with any director, officer or employees, except for payments of and changes in salaries and bonuses consistent with SHFC's and the Association's past practices, or promote any persons employed as of the date hereof or hire any new employees;

                  (vi) except for FHLB of Cincinnati advances having a maturity of one year or less (or a longer period if such advances may be prepaid without penalty or premium) the aggregate amount of which at any time shall not exceed One Million Dollars ($1,000,000) and deposit-taking in the ordinary course of its business, borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others;

                  (vii) except pursuant to the Association's outstanding commitment to the Cincinnati Development Fund, make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in a principal amount in excess of One Hundred Thousand Dollars ($100,000) or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than One Hundred Thousand Dollars ($100,000) (excluding for this purpose any accrued interest or overdrafts); provided, however, that the Association may make one-to-four family residential mortgage loans that conform to the Association's mortgage lending policies as of the date hereof in principal amounts of up to Two Hundred Seven Thousand Dollars ($207,000);

                  (viii) establish any new lending programs or make any changes in its policies concerning which persons may approve loans;

                  (ix) enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account other than U.S. Treasury obligations and deposits in an overnight account at the FHLB of Cincinnati or securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

                  (x) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices in relation to rates prevailing in the Association's market;

                  (xi) enter into any agreement, contract or commitment out of the ordinary course of business or having a term in excess of three (3) months and involving an expenditure in excess of Five Thousand Dollars ($5,000) other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business;

                  (xii) except in the ordinary' course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

                  (xiii) cancel or accelerate any material indebtedness owing to SHFC or the Association or any claims which SHFC or the Association may possess or waive any rights of material value;

                  (xiv) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than, (a) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to the Association, (b) student loans, or (c) fixed rate loans which are held for sale upon origination and sold within sixty (60) days thereafter;

                  (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a Phase One environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that the Association shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such pollutants, contamination, or waste materials;

                  (xvi) voluntarily commit any act or omission which will cause a breach of any material agreement, contract or commitment;

                  (xvii) violate any law, statute, rule, governmental regulation, or order, which violation might have a material adverse effect on-SHFC's or the Association's business, financial condition, or earnings, taken as a whole; or

                  (xviii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of Five Thousand Dollars ($5,000).

         (c) SHFC and the Association shall promptly notify Acquiror in writing of the occurrence of any matter or event known to and directly involving SHFC or the Association (except matters or events that affect the thrift industry generally) that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of SHFC or the Association.

         (d) Unless and until this Agreement shall have been properly terminated by a party pursuant to Article Seven hereof and except as provided below in this Section 4.01(d) hereof, each of SHFC and the Association shall
(i) not, directly or indirectly, through any of their respective officers, directors, agents, shareholders, or affiliates, solicit, encourage or initiate any negotiations or discussions with respect to inquiries, offers, or proposals relating to the possible sale or other disposition of shares of its capital stock by its shareholders or the possible sale or other disposition (except in the ordinary course of business) of a substantial portion of its assets to, or merger or consolidation with, any other person, (ii) not disclose to any person any information not customarily disclosed publicly or provide access to its properties, books, or records or otherwise assist or encourage any person in connection with any of the foregoing, and (iii) give Acquiror prompt notice of any such inquiries, offers, or proposals. The foregoing shall not apply, however, to the consideration and facilitation of an inquiry, offer, or proposal not solicited by SHFC or the Association or any of their respective officers, directors, shareholders, agents or affiliates which relates to the possible sale or other disposition of SHFC Common or the Association Common by shareholders or the possible sale or other disposition of all or substantially all of SHFC's or the Association's assets to, or merger or consolidation with, another corporation or association (an "Unsolicited Acquisition Proposal") if and to the extent that the Board of Directors of SHFC reasonably determines in good faith after consultation with its financial advisor and counsel to SHFC that failure to consider such Unsolicited Acquisition Proposal could reasonably be expected to constitute a breach of its fiduciary duties to the shareholders of SHFC; provided, however, that SHFC shall give Acquiror prompt notice of such Unsolicited Acquisition Proposal and keep Acquiror promptly informed regarding the substance thereof and the response of the Board of Directors of SHFC thereto.

         (e) SHFC and the Association shall permit representatives of Acquiror to attend each meeting of its respective board of directors and executive committee, and shall give reasonable prior notice of all such meetings to Acquiror; provided, however, that the representatives of Acquiror may be excluded from portions of such meetings where sensitive matters (including but not limited to an Unsolicited Acquisition Proposal and discussions with legal counsel with respect to the transactions contemplated by this Agreement) are being discussed or voted upon.

         (f) SHFC shall provide to Acquiror such reports on litigation involving SHFC or the Association as Acquiror shall reasonably request, provided that SHFC shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would waive the attorney-client privilege.

         (g) the Association will use reasonable efforts to prevent the decline in its level of deposits (except for declines due to withdrawals of deposits of SHFC held by the Association for payment of permitted dividends and expenses) and in its mortgage loan portfolio in a manner consistent with the safe and sound operations of the Association and the terms of this Agreement.

         Section 4.02. Breaches. In the event that SHFC or the Association has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach by either (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any representations or agreements contained or referred to herein, it shall give prompt written notice thereof to Acquiror and use its reasonable efforts to prevent or promptly remedy the same.

         Section 4.03. Submission to Shareholders. SHFC shall cause to be duly called and held, on a timely basis, a special meeting of its shareholders for submission of the Amendment, this Agreement and the Plan of Merger for adoption by such shareholders as required by applicable law (the "Shareholders' Meeting"). Subject to receipt by SHFC of all information concerning Acquiror and its significant subsidiaries as SHFC may reasonably request, SHFC shall prepare a Proxy Statement (the "Proxy Statement"), and, after providing Acquiror and Acquirors counsel reasonable opportunity to comment on the Proxy Statement, SHFC shall, within forty-five (45) days of the date of this Agreement, provided that Acquiror shall not have caused any unreasonable delay, file a draft Proxy Statement with the SEC. As soon as practicable thereafter, SHFC shall deliver the Proxy Statement to its
shareholders.   The  Board  of  Directors  of  SHFC  shall  recommend  to  its shareholders the adoption of the Amendment, this Agreement and the Plan of Merger and, subject to the terms of this Agreement, use its best efforts to obtain such shareholder approval; provided, however, that if the Board of Directors of SHFC, based (i) solely on an Unsolicited Acquisition Proposal or
(ii) on a refusal by Charles Webb & Company to deliver the Fairness Opinion required by Section 6.02(f) on or about the dissemination date of the Proxy Statement, based in whole or in part on an Unsolicited Acquisition Proposal, shall have reasonably determined in good faith (after consultation with its counsel) that such recommendation is reasonably likely to constitute a breach of its fiduciary duties to the shareholders of SHFC, then the Board of Directors of SHFC shall not be obligated to recommend to its shareholders adoption of the Amendment, this Agreement and the Plan of Merger, or to present the Amendment, this Agreement and the Plan of Merger to the shareholders of SHFC for their adoption at the Shareholders' Meeting or to hold the Shareholders' Meeting for such purpose, but SHFC shall be subject to
Section 7.08 below.

         Section 4.04. Consents to Contracts and Leases. SHFC and the Association shall, subject to the consent of Acquiror, use reasonable efforts to obtain all necessary consents with respect to all interests of SHFC and the Association in any material leases, licenses, contracts, instruments and rights which require the consent of another person for their transfer or assumption pursuant to the Merger.

         Section 4.05. Conforming Accounting and Reserve Policies; Restructuring Expenses. After the receipt of all approvals set forth in
Section 6.01(d) of this Agreement, and provided that at such time all of the conditions to closing set forth in Sections 6.01(a), (b), (c), (f), (g) and
(h) of this Agreement have been satisfied, to the extent they are capable of being satisfied as of such time, and further provided that no basis for termination of this Agreement by either party pursuant to Article Seven of this Agreement is then extant, at the request of Acquiror, the Association shall, on or before or effective as of the date specified by Acquiror, establish and take such reserves and accruals as Acquiror reasonably shall request to conform the Association's loan, accrual, reserve and other accounting policies to Acquiror's policies. Notwithstanding the foregoing, the Association shall not be required to take any action under this Section 4.05 which it believes, based upon a written opinion of independent counsel, that will constitute a breach of its fiduciary duties, or, based upon a written opinion of its independent public accountants, will constitute violation of GAAP.

         Section 4.06. Consummation of Agreement. SHFC and the Association shall use their best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under this Agreement by it and each of its subsidiaries and to effect the Merger in accordance with the terms and provisions hereof. The Association shall furnish to Acquiror in a timely manner all information, data and documents in the possession of SHFC or the Association requested by Acquiror as may be required to obtain the Regulatory Approvals or other necessary approvals of the Merger and-shall otherwise cooperate fully with Acquiror to carry out the purpose and intent of this Agreement.

         Section 4.07. Access to Information. SHFC and the Association shall permit Acquiror reasonable access to their properties in a manner which will avoid undue disruption or interference with normal operations and shall disclose and make available to Acquiror all books, documents, papers and records relating to assets, stock, ownership, properties, operations, obligations and liabilities, including but not limited to all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers, litigation files, plans affecting employees, and any other business activities or prospects in which Acquiror may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Acquiror will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.

         Section 4.08. Subsequent Disclosure Schedule. If subsequent to the date of this Agreement and prior to the Effective Time, an event occurs which renders untrue any representation or warranty of SHFC or the Association made at the date of this Agreement (a "Trigger Event"), SHFC or the Association shall deliver to Acquiror in accordance with the following sentence a supplement to the Disclosure Schedule (a "Subsequent Disclosure Schedule"), which shall contain a detailed description of any and all such matters. A Subsequent Disclosure Schedule (if any) shall be delivered by SHFC or the Association to Acquiror within two (2) business days after SHFC or the Association learns of the Trigger Event, but in no event later than two (2) business days before the Closing. If there is no subsequent Disclosure Schedule, SHFC shall deliver a statement to such effect to Acquiror no later than two (2) business days before the Closing. The delivery of a Subsequent Disclosure Schedule and the matters therein contained shall not constitute a default or breach by SHFC or the Association of any of its representations and warranties under this Agreement with respect to events occurring subsequent to the date of this Agreement; provided, however, that all matters therein disclosed, together with all other events, circumstances and occurrences, may be taken into account by Acquiror in determining whether SHFC or the Association has experienced a Material Adverse Change; provided, further, however, that this Section 4.08 is not intended to permit SHFC or the Association to alter or amend its representations and warranties as made herein (including the Disclosure Schedule) as of the date of this Agreement, and any Subsequent Disclosure Schedule shall not cure the inaccuracy thereof as of the date of this Agreement for any purpose under this Agreement.

         Section 4.09. Unallocated Recognition and Retention Plan Shares. SHFC shall cause the unallocated shares in its Recognition and Retention Plan ("RRP") as of the date of the Agreement to be cancel led, retired or returned to treasury prior to the Effective Time without payment of any consideration therefor. No such unallocated shares of SHFC Common shall be allocated or awarded to any person.

         Section 4. 10 Delivery of Reports. SHFC shall deliver to Acquiror, upon request, a copy of each report, statement or other filing or document filed with SEC since the date hereof not previously delivered to Acquiror.

         Section 4. 11 Report of Funds Received from ODGF. In the event that the Association receives any payment from the ODGF, the Association shall promptly, but in no event later than the business day prior to the Closing Date, give to Acquiror a statement setting forth the date and amount of the payment, the estimated federal, state and local tax liability of the Association or SHFC attributable thereto and any out-of-pocket expenses incurred after the date of this Agreement, including any accounting fees, attributable thereto.

         Section 4.12 Amendment of Association Articles of Incorporation. Within sixty (60) days after the date of this Agreement, SHFC shall seek approval of the Division for an amendment of Article NINTH of the Articles of Incorporation of the Association to permit Acquiror to offer to acquire and to acquire all of the outstanding shares of the Association, and immediately upon receipt of such approval, SHFC, as the sole shareholder of the Association, shall cause Article NINTH of the Articles of Incorporation of the Association to be so amended.


                                 ARTICLE FIVE

                            AGREEMENTS OF ACQUIROR

         Section 5.01. Regulatory Approvals and Proxy Statement. Acquiror shall use its best efforts to file within sixty (60) days after the date hereof all applications for the Regulatory Approvals required in order to consummate the Merger. Acquiror shall keep SHFC reasonably informed as to the status of such applications and make available to SHFC copies of such applications as filed and any supplementally filed materials. Acquiror shall timely provide all information reasonably requested by SHFC for inclusion in the Proxy Statement and shall fully cooperate with SHFC in the preparation of the Proxy Statement.

         Section 5 02. Breach. In the event that Acquiror has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, it shall give prompt written notice thereof to SHFC and use its best efforts to prevent or promptly remedy the same.

         Section 5.03. Consummation of Agreement. Acquiror shall use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

         Section 5.04. Directors and Officers' Liability Insurance and Indem-nification.

         (a) From the Effective Time of the Company Merger and continuing for a period of three years thereafter, the current officers and directors of SHFC shall be indemnified by Acquiror from their acts and omissions occurring prior to the Effective Time of the Company Merger to the maximum extent permitted by the Certificate of Incorporation and Bylaws of Acquiror but subject to any applicable limitations of Delaware law. From the Effective Time of the Company Merger and continuing for a period of three years thereafter, the current officers and directors of the Association shall be indemnified by the Association for their acts and omissions occurring prior to the Effective Time to the extent permitted by the Thrift Regulations.

         (b)  Subject  to SHFC and the  Association  providing  all  requested information and representations to Acquiror's directors' and officers' liability insurance carrier, Acquiror shall use its best efforts to add a rider, at standard rates, to its existing directors' and officers' liability insurance policy covering the acts and omissions of the officers and directors of SHFC and the Association occurring prior to the Effective Time and to continue such rider for a period of three years.

         Section 5.05. Employee Benefit and Related Matters. All employees of the Association immediately prior to the Effective Time of the Company Merger shall remain employees of the Association at the Effective Time of the Company Merger and, with respect to employees who are not currently covered by a written employment agreement with the Association, shall be employed by the Association as at-will employees at the same salary they are receiving from the Association. Any employee who is currently covered by a written employment agreement will continue his or her employment in accordance with the terms of such written agreement. Acquiror does not intend to impose job eliminations at the Association as a result of the Merger. All employees of the Association shall become participants in a medical plan, a life insurance plan, a short term disability insurance plan and a long term disability insurance plan, each to be maintained by the Association and each of which shall be the same plans, or substantially equivalent to the plans, maintained by Acquiror or its subsidiary for the benefit of the employees of Acquiror's subsidiary, Mayflower Federal Savings Bank ("Mayflower Federal"). Employees of the Association shall be given credit for years of service to the Association for the calculation of vacation and sick time. Upon termination of the Association's employee stock ownership trust (the "Association ESOP Trust"), the employees of the Association shall become eligible to participate in the Acquiror's 401(k) plan on the next entry date and they shall be given credit for their past service with the Association for purposes of vesting under such plan. Except as specifically provided herein, no employee of the Association shall be entitled to be eligible for or participate in any other qualified or non-qualified employee benefit program or plan maintained by Acquiror or Mayflower Federal.

         Section 5.06. The Association's Employee Stock Ownership Plan. Prior to the Effective Time and without any requirement to make application to the Key District Office of the IRS in Cincinnati (the "Key District Office"), the Association may amend the Association's employee stock ownership plan (the "Association ESOP") to provide for (i) full vesting of benefits by participants and (ii) elimination of any requirement for a participant to be employed as of the last day of the year to receive an employer contribution, other annual additions or allocations, in each case effective as of the Effective Time. From and after the date of this Agreement, the Association shall make no further contributions to the Association ESOP, except in an amount to pay any required installment payment on the Association ESOP loan. From and after the date of this Agreement and prior to the Effective Time, Acquiror and its representatives, with the full cooperation of the Association, shall use their best efforts to (i) submit to the Key District Office an Application for Determination upon Termination relating to the Association ESOP which discloses the proposed allocation of the cash remaining in the suspense account (after the repayment of the Association ESOP Loan) without regard to Section 415 of the Code; and (ii) maintain the status of the Association ESOP as a plan qualified under Section 401(a) and 4975 of the Code. At the Effective Time or as soon thereafter as is practicable and permissible under the Code, the Association and Acquiror shall cause the Association ESOP loan to be repaid with cash proceeds from the sale of SHFC Common received by the Association ESOP with respect to unallocated shares of SHFC Common. If the Key District Office issues a favorable determination letter with respect to the repayment of the Association ESOP loan and proposed allocation of the remaining suspense account to participants, Acquiror and SHFC shall, as soon thereafter as practicable, (a) cause the Association ESOP to repay the Association ESOP loan and make the proposed allocation to participants in accordance with such favorable determination letter, (b) terminate the Association ESOP and (c) distribute the Association ESOP benefits to the Association ESOP participants pursuant to the terms of the Association ESOP. If the Key District Office determines that it will not issue a favorable determination letter with respect to the proposed allocation, then the Association ESOP loan shall nevertheless be repaid and such remaining cash received by the Association ESOP attributable to unallocated shares of SHFC Common shall remain in the suspense account and, to the extent that such cash can be allocated to the accounts of participants without violating the limitations of Section 415 of the Code, the cash shall be allocated in the current Plan Year in which the Effective Time occurs and during the next ensuing Plan Year to those participants in the Association ESOP as of the Effective Time to the maximum extent permitted by Section 415 of the Code and provided that the continued maintenance of the Association ESOP shall not adversely affect the tax-qualified status of the Association ESOP. At the expiration of said subsequent Plan Year, the Association ESOP Trust shall be terminated with any amounts then remaining in the suspense account, if any, being transferred to another qualified plan of Acquiror.

         Section 5.07. Board of Directors of the Association.

         (a) At the Closing, the members of the Board of Directors of the Association shall submit letters of resignation, effective as of the Effective Time, to the Acquiror. The Acquiror shall elect the persons listed on Exhibit G hereto to be Directors of the Association for the terms set forth therein and shall appoint the person listed on Exhibit H hereto as Director Emeritus.

         (b) The Director Emeritus Plan of the Association shall be terminated as of the Effective Time as to all directors of the Association and shall thereafter be replaced with a director emeritus plan having identical terms and conditions to the director emeritus plan of Acquiror.

         (c) The director's Death Benefit Plan of the Association shall cease to accrue any additional benefits on or after the Effective Time, but any previously accrued benefits shall be payable as and when they would otherwise have been payable under such plan.

         Section 5.08. Managing Officer of the Association. It is the intention of Acquiror that Diana Bowman D'Amico, the Vice President of the Association, shall be appointed as President and Managing Officer of the Association on or before the Closing Date.

         Section 5.09 Shareholder Approval for Conversion of SHFC Stock Options; Registration. At the Annual Meeting, Acquiror shall seek approval from its shareholders, with the favorable recommendation of its Board of Directors, of the assumption of the obligations of SHFC under the SHFC Stock Option Plan consistent with the provisions of Section 1.04(d) hereof. Within ten (lO) business days after the Annual Meeting, unless the shareholders of Acquiror fail to approve the assumption by Acquiror of the SHFC Stock Option Plan, Acquiror shall file with the SEC and any required state agency an appropriate registration statement with respect to the shares of Acquiror common to be subject to the SHFC Stock Option Plan and shall use reasonable efforts to maintain the effectiveness of such registration statement or statements for so long as such options remain outstanding.

         Section 5. 10 Delivery of Reports. Acquiror shall deliver to SHFC, upon request, a copy of each report, statement or other filing or document filed with the SEC since the date hereof not previously provided to SHFC.

         Section 5. 11 Distribution of RRP Proceeds. All amounts held in the RRP representing Per Share Merger Consideration for, dividends paid on and earnings on dividends paid on, allocated SHFC Common shall be distributed to the participants therein immediately after the Closing.


                                  ARTICLE SIX

                      CONDITIONS PRECEDENT TO THE MERGER

         Section 6.0l. Conditions to Acquiror's Obligations. Acquiror's obligations under this Agreement are conditioned upon Acquiror's receiving, concurrently with the execution and delivery of this Agreement by SHFC and the Association, (i) a Shareholder Agreement in the form attached as Exhibit A executed by each of the directors of SHFC who is a shareholder of SHFC and
(ii) an Optionholder Agreement in the form attached hereto as Exhibit B executed by each holder of SHFC Options. Each such agreement and each such consent shall be dated as of the date of this Agreement and delivered at the time of execution hereof. Acquiror's obligations to effect the Company Merger shall be subject to the satisfaction (or waiver by Acquiror) prior to or on the Closing Date of the following conditions:

         (a) The representations and warranties made by SHFC and the Association in this Agreement shall be true in all material respects on and as of the Closing Date but as updated by any Subsequent Disclosure Schedule with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and for purposes of satisfying this closing condition relative to the truth as of the date of this Agreement of any representations of SHFC or the Association that contains a knowledge qualification, such knowledge qualification may be disregarded by Acquiror;

         (b) SHFC and the Association shall have performed and complied in all material respects with all obligations and agreements required to be performed by them prior to the Closing Date under this Agreement;

         (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall there be pending any proceeding by any governmental agency or other person seeking any of the foregoing; and there shall not be any action taken, or any statute, rule, regulation or order enacted, promulgated, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

         (d) All Regulatory Approvals and other necessary consents, authorizations and other approvals required by law for consummation of the Merger shall have been obtained without the imposition of any conditions that Acquiror determines to be unduly burdensome, and all waiting periods required by law shall have expired;

         (e) Acquiror shall have received all documents reasonably required to be received from SHFC and the Association on or prior to the Closing Date, all in form and substance reasonably satisfactory to Acquiror;

         (f) SHFC and the Association shall not have experienced a Material Adverse Change, including but not limited to items contained in any Subsequent Disclosure Schedule;

         (g) Immediately prior to the Effective Time of the Company Merger, the holders of no more than ten percent (10%) of the outstanding SHFC Common shall qualify as Dissenting Shareholders;

         (h) Immediately prior to the Effective Time of the Company Merger, the amount of the total equity capital of the Association shall not be less than the total equity capital of the Association as reported in its Thrift Financial Report as of March 31, 1996 and the shareholders' equity of SHFC shall not be less than its shareholders' equity as of March 31, 1996; provided, however, that for purposes of such calculations, any special exclusions contemplated by the definition of Material Adverse Change and conforming reserves and accruals contemplated by Section 4.05 shall not be taken into account; and

         (i) Immediately prior to the Effective Time the number of issued and outstanding shares of SHFC shall be no greater than Five Hundred Thirty-Four Thousand Three Hundred Fifty-Seven (534,357).

         Section 6.02. Conditions to SHFC's Obligations. SHFC's obligations under this Agreement are conditioned upon its receipt, concurrently with the execution and delivery of this Agreement by SHFC and the Association, of a written opinion from Charles Webb & Company that the Per Share Merger Consideration to be received by the holders of SHFC Common in the Company Merger is fair to such holders from a financial point of view (the "Fairness Opinion"). SHFC's obligation to effect the Company Merger shall be subject to the satisfaction (or waiver by SHFC) prior to or on the Closing Date of the following conditions:

         (a) The representations and warranties made by Acquiror in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

         (b) Acquiror shall have performed and complied in all material respects with all of its obligations and agreements hereunder required to be performed prior to the Closing Date under this Agreement;

         (c) No Injunction preventing the consummation of the Merger shall be in effect, nor shall there be pending any proceeding by any thrift regulatory authority or other governmental agency seeking to prevent or delay the merger; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

         (d) All Regulatory Approvals and other necessary consents, authorizations and other approvals, including the requisite approval of the Amendment, this Agreement and the Plan of Merger by the shareholders of SHFC, required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired;

         (e) SHFC shall have received all documents required to be received from Acquiror on or prior to the Closing Date, all in form and substance reasonably satisfactory to SHFC.

         (f) Charles Webb and Company shall not have refused to deliver to SHFC a Fairness Opinion dated on or about the date of dissemination of the Proxy Statement (or a reiteration of the previous Fairness Opinion or a letter that the previous Fairness Opinion has not been withdrawn), provided that no such refusal shall be deemed to have been made for purposes of this Section 6.02(f) unless it is in writing and gives all of the specific reasons therefor.


                                 ARTICLE SEVEN

                          TERMINATION OR ABANDONMENT

         Section 7.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether approval of this Agreement and the Plan of Merger by the shareholders of SHFC shall have been previously obtained.

         Section 7.02. Breach of Agreement. In the event that there is a material breach of any of the representations and warranties or agreements of Acquiror on the one hand, or SHFC or the Association on the other hand, and such breach is not cured within ten (10) days after notice to cure such breach is given by the non-breaching party or, if such breach is not capable of being cured within ten (10) days, steps are not initiated within ten (10) days to effect a cure, then the nonbreaching party, regardless of whether shareholder approval of this Agreement and the Plan of Merger shall have been previously obtained by SHFC, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

         Section 7.03. Failure of Conditions. In the event any of the conditions to the obligations of (i) Acquiror set forth in Sections 6.01 or
(ii) SHFC set forth in Section 6.02 are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 has lapsed, then Acquiror (in the case of conditions to its obligations) or SHFC (in the case of conditions to its obligations) may, regardless of whether approval of the Amendment, this Agreement and the Plan of Merger by the shareholders of SHFC shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

         Section  7.04.  Denial  of  Regulatory  Approval.  If any  regulatory application filed pursuant to Section 5.01 should be finally denied or disapproved by the respective regulatory authority, then this Agreement may be terminated by any party to this Agreement. It is understood, however, that a reasonable request for additional information from or undertaking by Acquiror, as a condition for approval, shall not be deemed to be a denial or disapproval so long as Acquiror diligently provides the requested information or undertaking. Notwithstanding the foregoing, Acquiror agrees to promptly and diligently pursue any appeals available with respect to any such denial if SHFC shall request the pursuit of such appeals based on advice of counsel to SHFC that such appeal has a reasonable chance of success.

         Section 7.05. Failure of Shareholders to Adopt.

         (a) If SHFC's Board of Directors is excused, pursuant to Section 4.03 of this Agreement, from its obligation to recommend that SHFC's shareholders vote in favor of the adoption of the Amendment and this Agreement and the Plan of Merger, to present this Agreement and the Plan of Merger to them for adoption or to hold the Shareholders' Meeting for such purpose, Acquiror or SHFC may terminate this Agreement.

         (b) In the event that (i) at the Shareholders' Meeting, the holders of at least the Minimum Portion of the outstanding shares of SHFC Common do not adopt the Amendment, this Agreement and the Plan of Merger and SHFC's Board of Directors has recommended that SHFC's shareholders vote in favor of the adoption of the Amendment and this Agreement and the Plan of Merger or
(ii) no Unsolicited Acquisition Proposal has been received by SHFC and Charles Webb & Company has refused to issue the Fairness Opinion as required by
Section 6.02(f) on or about the date of dissemination of the Proxy Materials, Acquiror or SHFC may terminate this Agreement.

         Section 7.06. Regulatory Enforcement Matters. In the event that the Association shall become a party or subject to any written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of savings banks or savings associations after the date of this Agreement, which is reasonably determined by Acquiror to be significant to the Association's business, operations or financial condition, then Acquiror may terminate this Agreement.

         Section 7.07. Automatic Termination. If the Closing Date does not occur on or prior to March 31, 1997, then this Agreement may be terminated by either party by giving written notice to the other; provided, however, that a party who is then in breach of any of its representations, warranties, covenants or agreements under this Agreement in any material respect may not exercise such right of termination if it has received notice from the non-breaching party that the non-breaching party is seeking specific performance of the breaching party's obligations under this Agreement; provided, further, however, that no such termination shall relieve the breaching party from liability for a breach which occurs prior to such termination.

         Section 7.08. Termination Fee. In the event of termination of this Agreement pursuant to Section 7.05(a), in consideration of Acquiror's costs and expenses in connection with this Agreement and the transactions contemplated hereby, its agreements hereunder, its expenditure of significant management time and staff resources, its forbearance from consideration and pursuit of other business alternatives, its loss of a unique and valuable business opportunity, and the added value to any person acquiring assets or securities of SHFC or combining with SHFC or the Association resulting from SHFC's dealings with Acquiror and Acquiror's agreement to proceed with the Company Merger on the terms and conditions set forth herein, SHFC and the Association shall be jointly and severably liable to pay Five Hundred
Thirty-Five Thousand Dollars ($535,000) to Acquiror as an agreed-upon termination fee, in immediately available funds within two (2) business days after the occurrence of such event. If SHFC timely satisfies its obligations under this Section 7.08, it shall have no liability under Section 8.06 of this Agreement, nor shall it be liable for specific performance or injunctive relief under Section 8.15 of this Agreement.


                                 ARTICLE EIGHT

                                    GENERAL

         Section 8.01. Confidential Information. The parties acknowledge the confidential and proprietary nature of the information as hereinafter described which has heretofore been exchanged and which will be received from each other hereunder ("Information") and agree to hold and keel the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

         Section 8.02. Publicity. Acquiror and SHFC shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger and shall not issue any news release or make any other public disclosure without prior review by the other, unless such may be required by law or upon the written advice of counsel.

         Section 8.03. Return of Documents. Upon termination of this Agreement prior to the Effective Time of the Company Merger, each party shall deliver to the other originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions in whole or in part of such Information.

         Section 8.04. Notice. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

(a) if to Acquiror:


                           C. William Clark, President and
                             Chief Executive Officer
                           Western Ohio Financial Corporation
                           28 E. Main St.
                           Springfield, Ohio 45502-1205

with a copy to:

                           Jeffrey M. Werthan, P.C.
                           Silver, Freedman & Taff, L.L.P.
                           1100 New York Ave., N.W.
                           Washington, D.C. 20005

         and

(b) if to SHFC or the Association:

                           Arthur W. Wendel, Jr., President and
                           Diana Bowman D'Amico, Vice President
                           Seven Hills Financial Corporation
                           1440 Main Street
                           Cincinnati, Ohio 45210

with a copy to:

                           Cynthia Shafer, Esq.
                           Vorys, Sater, Seymour and Pease
                           221 E. Fourth Street
                           Cincinnati, Ohio 45201-0236

or to such other address as any party may from time to time designate by notice to the others.

         Section 8.05. Liabilities. In the event that this Agreement is terminated pursuant to the provisions of Article Seven hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise, except (i) as provided in Section 7.08 in the event Section 7.08 is applicable to such termination and (ii) liability of a breaching party to the non-breaching party for damages arising from a breach of a party's representations, warranties, covenants or agreements herein. The termination fee provided for in Section 7.08 shall be the exclusive fee and remedy for a proper termination of this Agreement pursuant to Section 7.05(a). SHFC shall have no obligation to Acquiror under this Section 8.05 with respect to a proper termination pursuant to Section 7.05(a). Except as provided in the preceding sentence, nothing contained in this Section 8.05 is intended to diminish or restrict a party's right to specific performance under Section 8.15.

         Section 8.06. Expenses. Each of the parties shall bear its own costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         Section 8.07. Nonsurvival of Representations and Warranties. Except as provided in this Section 8.07, no representation, warranty, covenant or agreement contained in this Agreement shall survive the Effective Time or the earlier termination of this Agreement. The agreements set forth in Sections 1.04(c), (d), (e) and (f) and 5.04, 5.05, 5.06, 5.07 and 5.09 shall survive the Effective Time of the Company Merger and the agreements set forth in Sections 7.08, 8.01, 8.03, 8.05, 8.06 and 8.15 hereof shall survive the earlier termination of this Agreement.

         Section 8.08. Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings and agreement between the parties relating to the subject matter hereof.

         Section 8.09. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         Section 8. 10. Waiver Amendment or Modification. The conditions of this Agreement which may be waived may be waived only by written notice by the party waiving such condition to the other party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may be amended or modified by a written document duly approved by the boards of directors of the parties, whether before or after approval of this Agreement by the shareholders of SHFC, provided that any amendment or modification after such shareholder approval shall not decrease the Per Share Merger Consideration without the approval thereof of the shareholders of SHFC by at least the Minimum Portion.

         Section 8.11. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

         Section 8.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

         Section 8.13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Sections 5.04, 5.05 and 5.07, there shall be no-third party beneficiaries hereof.

         Section 8.14. Governing Law; Assignment. This Agreement shall be gov-erned by, and construed in accordance with, the laws of the State of Ohio and applicable federal laws and regulations. This Agreement may not be assigned by either of the parties hereto.

         Section 8. 15. Specific Performance and Injunctive Relief. Each party to this Agreement recognizes that, if it fails to perform, observe or discharge any of its obligations under this Agreement, remedies at law may not provide adequate relief to the other party or parties. Therefore, each party is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when any other party fails to comply with any of the provisions of this Agreement applicable to it, in addition to any other remedy which may be available in law or equity. To the extent permitted by applicable law, each party hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief. For purposes of this
Section 8. 15, SHFC and the Association shall constitute a single party and either may bind both as a party.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            WESTERN OHIO FINANCIAL CORPORATION

Attest:



Susan M. Inskeep, Secretary                   By:  David L. Dillahunt, Chairman




Susan M. Inskeep, Secretary                   By:  C. William Clark
                                              President and Chief Executive
                                              Officer





                                              SEVEN HILLS FINANCIAL CORPORATION




Henry C. Gessing, Secretary                By:  Arthur W. Wendel, Jr., President




                                                 SEVEN HILLS SAVINGS ASSOCIATION




Henry C. Gessing, Secretary                By:  Arthur W. Wendel, Jr., President

                                                                     EXHIBIT A
                             SHAREHOLDER AGREEMENT


         The undersigned (the "Shareholder"), who is a shareholder of SEVEN HILLS FINANCIAL CORPORATION (the "Company"), has executed this Shareholder Agreement to be effective as of the ___ day of _________ 1996.


                                   RECITALS

         A. The Shareholder owns or has the power to vote, other than in a fiduciary capacity, _____ common shares of the Company, no par value (together with all common shares which the Shareholder subsequently acquires or obtains the power to vote, other than in a fiduciary capacity, the "Shares").
         B. The Company has entered into a certain Agreement and Plan of Merger and Reorganization with Western Ohio Financial Corporation, a Delaware corporation ("Western Ohio"), of even date herewith (the "Merger Agreement").
         C. Under the terms of the Merger Agreement, the Company has agreed, subject to certain terms and conditions, to call a meeting of its shareholders for the purpose of voting upon the approval of the Company Merger (together with any adjournments thereof, (the "Shareholders' Meeting").
         D. The Company and Western Ohio have made it a condition to their entering into the Merger Agreement that certain shareholders of the Company, including the Shareholder, shall have agreed to vote their shares of the Company's stock in favor of the Company Merger.


                                   AGREEMENT
         Accordingly, the parties hereto agree as follows:
         1. Agreement to Vote. The Shareholder agrees, subject to Section 2, below, to vote the Shares as follows:

          (a) in favor of the adoption of the Merger Agreement at the Shareholders' Meeting;

          (b) against the approval of any proposal relating to a competing merger or business combination involving an acquisition of the Company or Seven Hills Savings Association or the purchase of all or a substantial portion of the assets of the Company or Seven Hills Savings Association or by any person or entity other than Western Ohio or another affiliate of Western Ohio; and

          (c) against any other transaction which is inconsistent with the obligation of the Company to consummate the Company Merger in accordance with the Merger Agreement.

     2.   Limitation  on  Voting  Power.   It  is  expressly   understood  and
acknowledged that nothing contained herein is intended to restrict the Shareholder from voting on any matter, or otherwise from acting, in the Shareholder's capacity as a director of the Company with respect to any matter, including but not limited to, the management or operation of the Company.

     3. Termination. This Agreement shall terminate on the earlier of (a) the first anniversary of this Agreement, (b) the date on which the Merger Agreement is terminated in accordance with Article Seven of the Merger Agreement, (c) the date on which the Company Merger is consummated, or (d) the death of the Shareholder.

     4. Representations, Warranties, and Additional Covenants of the Shareholder. The Shareholder hereby represents and warrants to Western Ohio that (a) the Shareholder has the capacity and all necessary power and authority to vote the Shares and (b) this Agreement constitutes a legal, valid, and binding obligation of the Shareholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally. The Shareholder further agrees that, during the term of this Agreement, the Shareholder will not, without the prior written consent of Western Ohio, sell, pledge, or otherwise voluntarily dispose of any of the Shares which are owned by the Shareholder or take any other voluntary action which would have the effect of removing the Shareholder's power to vote the Shares or which would be inconsistent with this Agreement.

     5. Specific Performance. The undersigned hereby acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Shareholder shall be specifically enforceable and that Western Ohio shall be entitled to injunctive or other equitable relief upon such a breach by the Shareholder. The Shareholder further agrees to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that Western Ohio may have against the Shareholder for any failure to perform his obligations under this Agreement.

     6. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio without regard to any of its conflict of laws principles.

     7. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Merger Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Shareholder Agreement as of the day and year first above written.


                                                    SHAREHOLDER:




                                     -----------------------------------------
                                                     Signature




                                     -----------------------------------------
                                                     Print Name

                                                                     EXHIBIT B


                             OPTIONHOLDER CONSENT


         The undersigned (the "Optionholder"), who is a holder options to purchase shares of SEVEN HILLS FINANCIAL CORPORATION (the "Company"), pursuant to the Seven Hills Financial Corporation's 1993 Stock Option and Incentive Plan (the "Company's Stock Option Plan"), has executed this Optionholder Consent to be effective as of the 14th day of June 1996.


                                   RECITALS

     A. The Optionholder previously has been awarded options to acquire 7,058 common shares of the Company (the "Options").

     B. The Company has entered into a certain Agreement and Plan of Merger and Reorganization with Western Ohio Financial Corporation, a Delaware corporation ("Western Ohio"), of even date herewith (the "Merger Agreement").

     C. Under the terms of the Merger Agreement, the Company has agreed, subject to certain terms and conditions, to defer the exercise of the outstanding Options until the next annual meeting of the shareholders of Western Ohio at which meeting such shareholders will vote on a proposal to approve the assumption of the Company's Stock Option Plan (together with any adjournments thereof, the "Annual Meeting").

     D. The Company and Western Ohio have made it a condition to their entering into the Merger Agreement that all of the Optionholders of the Company, including the Optionholder, shall have agreed to defer the exercise of their options until after the Annual Meeting has occurred.

                                   AGREEMENT
         Accordingly, the parties hereto agree as follows:

     1. Agreement to Defer Exercise of Opinions. The Optionholder agrees that the Optionholder will not exercise the Options until after the Annual Meeting has occurred and the shareholders of Western Ohio vote to approve the assumption of the Company's Stock Option Plan and the options awarded thereunder. In the event that the shareholders of Western Ohio do not approve the assumption of the Company's Stock Option Plan and the options awarded thereunder, the Optionholder will thereupon be entitled to receive a cash payment, as provided in Section l.04(d)(iv) of the Merger Agreement.

     2. Termination. This Agreement shall terminate on the earlier of (a) the date on which the Merger Agreement is terminated in accordance with Article Seven of the Merger Agreement or (b) the date after the date on which the Annual Meeting is held and the shareholders vote on the proposal to approve the assumption of the Company's Stock Option Plan.

     3. Representations, Warranties and Additional Covenants of the Optionholder. The Optionholder hereby represents and warrants to Western Ohio that this Agreement constitutes a legal!, valid, and binding obligation of the Optionholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally. The Optionholder further agrees that, during the term of this Agreement, the Optionholder will not, without the prior written consent of Western Ohio, sell, pledge, or otherwise voluntarily dispose of any of the Options which are owned by the Optionholder or take any other voluntary action which would have the effect of removing the Optionholder's power to defer the exercise of the Options or which would be inconsistent with this Agreement.

     4. Specific Performance. The undersigned hereby acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Optionholder shall be specifically enforceable and that Western Ohio shall be entitled to injunctive or other equitable relief upon such a breach by the Optionholder. The Optionholder further agrees to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that Western Ohio may have against the Optionholder for any failure to perform his obligations under this Agreement.

     5. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio without regard to any of its conflict of laws principles.

     6. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Merger Agreement



IN WITNESS WHEREOF, the undersigned has executed this Optionholder Agreement as of the day and year first above written.


                                                   Optionholder:





                                     -----------------------------------------
                                                     Signature





                                     -----------------------------------------
                                                    Print Name

                                                                     EXHIBIT C




                        AGREEMENT AND PLAN OF MERGER OF
                    WESTERN OHIO ACQUISITION II CORPORATION
                WITH AND INTO SEVEN HILLS FINANCIAL CORPORATION



     This AGREEMENT AND PLAN OF MERGER ("Plan of Merger") dated as of ____________ 1996, sets forth the terms of a merger by and between Western Ohio Acquisition II Corporation ("Acquisition Subsidiary"), an Ohio corporation having its principal office at 28 East Main Street, Springfield, Ohio 45502, and Seven Hills Financial Corporation ("Seven Hills"), an Ohio corporation having its principal office at 1440 Main Street, Cincinnati, Ohio 45210.


                              W I T N E S S E T H


         WHEREAS, Acquisition Subsidiary is a corporation organized under the laws of the State of Ohio, the authorized capital stock of which consists of ______ shares of common stock, par value _____- per share ("Acquisition Subsidiary Common Stock") all of which, as of the date hereof, are issued and outstanding and owned by Western Ohio Financial Corporation, a Delaware corporation ("Acquiring"); and


         WHEREAS, Seven Hills is an Ohio corporation, the authorized capital stock of which consists of 1,000,000 shares of common stock, no par value ("Seven Hills Common"), ______ shares of which are issued and outstanding as of the date hereof; and


         WHEREAS, the respective Boards of Directors of Acquisition Subsidiary and Seven Hills deem the merger of Acquisition Subsidiary with and into Seven Hills, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their respective shareholders, and have adopted resolutions approving this Plan of Merger; and


         WHEREAS, Acquiring, Seven Hills and Seven Hills Savings Association have entered into an Agreement and Plan of Merger and Reorganization dated June 14, 1996 ("Reorganization Agreement") relating to the transaction contemplated by this Plan of the Merger; and


         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree that the Plan of Merger shall be as follows:


                                   ARTICLE I
                   MERGER AND NAME OF SURVIVING CORPORATION

         Subject to the terms and conditions of this Plan of Merger, at the Effective Time (as hereinafter defined), Acquisition Subsidiary shall be merged with and into Seven Hills pursuant to the provisions of, and with the effect provided under, Ohio law (the "Merger"). At the Effective Time, the separate existence of Acquisition Subsidiary shall cease and Seven Hills, as the surviving entity, shall continue unaffected and unimpaired by the Merger. Seven Hills as existing on and after the Effective Time is hereinafter sometimes referred to as the "Surviving Corporation." The name of the Surviving Corporation shall remain "Seven Hills Financial Corporation."


                                  ARTICLE II
               ARTICLES OF INCORPORATION AND CODE OF REGULATIONS

         The Articles of Incorporation and the Code of Regulations of Acquisition Subsidiary in effect immediately prior to the Effective Date shall be the Articles of Incorporation and the Code of Regulations of the Surviving Corporation, in each case until amended in accordance with applicable law.


                                  ARTICLE III
                        BOARD OF DIRECTORS AND OFFICERS

         At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons serving as directors of Acquisition Subsidiary immediately prior to the Effective Time and the officers of the Surviving Corporation shall be those persons serving as officers of Acquisition Subsidiary immediately prior to the Effective Time, in each case subject to the provisions of the Surviving Corporation's Code of Regulations.


                                  ARTICLE IV
                          CONVERSION AND EXCHANGE OF
                      ACQUISITION SUBSIDIARY COMMON STOCK

         Each share of Acquisition Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be converted into one share of the common stock of the Surviving Corporation.

                                   ARTICLE V
            CONVERSION, EXCHANGE AND PAYMENT OF SEVEN HILLS COMMON

         1. At the Effective Time, except as provided in paragraphs 2 and 4 of this Article V, each outstanding share of Seven Hills Common shall, without any action on the part of the holder thereof, be converted into the right to receive the Per Share Merger Consideration.

         2. At the Effective Time, all shares of Seven Hills Common owned beneficially by Seven Hills or any Seven Hills Subsidiary (other than in a fiduciary capacity or in connection with a debt previously contracted) and all shares of Seven Hills Common owned by Acquiring or owned beneficially by any subsidiary of Acquiring (other than in a fiduciary capacity or in connection with a debt previously contracted) shall be cancelled and no cash, stock or other property shall be delivered in exchange therefor.

         3. At the Effective Time, the stock transfer books of Seven Hills shall be closed and no transfer of Seven Hills Common by any such holder shall thereafter be made or recognized.

         4. Promptly after the Effective Time, shares of Seven Hills Common held by holders who did not vote in favor of the Company Merger and who otherwise are entitled to and do perfect their dissenters' rights under the OGCL, shall not be converted into the right to receive the Per Share Merger Consideration in accordance with Section 1 of this Article V, but such shares of Seven Hills Common shall represent only the right to receive the "fair cash value" of such shares as provided in the OGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such dissenters' rights, such shares of Seven Hills Common shall thereupon be deemed to have been converted into the right to receive the Per Share Merger Consideration in accordance with Section l of this Article V as of the Effective Time without any interest thereon.

         5. Promptly after the Effective Time, Acquiring shall cause to be mailed to each registered holder of record of outstanding Seven Hills Common a letter of transmittal and instructions for use in surrendering their share certificates ("Certificate(s)") and receiving payment pursuant hereto. Promptly following surrender to Acquiring or its agent of such Certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, Acquiring or its agent shall cause to be paid to the persons entitled thereto a check in the amount to which such persons are entitled under Article V, Section 1 hereof, after giving effect to required tax withholdings, if any. No interest shall accrue or be payable with respect to the consideration to be paid herein. Until so presented and surrendered in exchange for the Per Share Merger Consideration for the shares represented thereby, each Certificate shall be deemed for all purposes to evidence ownership of the right to receive the Per Share Merger Consideration for the shares represented thereby. Acquiring shall make available all funds necessary to satisfy the obligations, if any, owed to dissenters. If payment is to be made to a person other than the registered holder of the Certificates surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or establish to the satisfaction of Acquiring that such tax has been paid or is not applicable.

         6. Any other provision of this Plan of Merger notwithstanding, no party hereto or agent thereof shall be liable to a holder of Seven Hills Common for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.


                                  ARTICLE VI
                     EFFECTIVE TIME OF THE COMPANY MERGER

         A Certificate of Merger evidencing the transactions contemplated herein shall be delivered for filing to the Secretary of State of Ohio. Such filing shall be made by the parties prior to, on or promptly after the Closing described in the Reorganization Agreement. The Merger shall be effective at the time and on the date specified in such Certificate of Merger (the "Effective Time").


                                  ARTICLE VII
                              FURTHER ASSURANCES

         If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Acquisition Subsidiary or Seven Hills, or otherwise carry out the provisions hereof, the proper officers and directors of Acquisition Subsidiary or Seven Hills, as of the Effective Time, and thereafter the officers of the Surviving Corporation, acting on behalf of the Surviving Corporation, shall execute and deliver any and all property or assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the provisions hereof.

                                 ARTICLE VIII
                             CONDITIONS PRECEDENT

         The obligations of Acquisition Subsidiary and Seven Hills to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement.


                                  ARTICLE IX
                          ABANDONMENT AND TERMINATION

         Anything contained in this Plan of Merger to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of Seven Hills or Acquisition Subsidiary, this Plan of Merger may be terminated and the Merger abandoned as provided in the Reorganization Agreement.


                                   ARTICLE X
                                 MISCELLANEOUS

     1. This Plan of Merger may be amended or supplemented at any time by Acquisition Subsidiary and Seven Hills. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and shall be subject to the proviso in Section 8.10 of the Reorganization Agreement.

     2. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

     3, The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan of Merger.

     4. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and entirely to be performed in such jurisdiction.

     5. The provisions of Article V and VII hereof shall survive the Effective Time.

     6. Capitalized terms used but not defined herein shall have the same meanings as in the Reorganization Agreement.


Attest                                            WESTERN OHIO ACQUISITION II
                                                  CORPORATION




- - ------------------------------              ------------------------------------
,                                              C. William Clark, President
Secretary




Attest                                         SEVEN HILLS FINANCIAL CORPORATION





- - ------------------------------               -----------------------------------
    ,                                                      ,
Secretary                                              President




     For purposes of Article V, Section 5 hereof this Plan is joined in and agreed to by Western Ohio Financial Corporation.


Attest                                        WESTERN OHIO FINANCIAL CORPORATION





- - --------------------------------------       -----------------------------------
   ,                                          C. William Clark, President and
Secretary                                     Chief Executive Officer

                                                                     EXHIBIT D


                        AGREEMENT AND PLAN OF MERGER OF
                       SEVEN HILLS FINANCIAL CORPORATION
               WITH AND INTO WESTERN OHIO FINANCIAL CORPORATION



         THIS AGREEMENT AND PLAN OF MERGER ("Plan") dated as of ____ ___ 1996, sets forth the terms of the liquidation of SEVEN HILLS FINANCIAL CORPORATION ("Seven Hills"), an Ohio corporation having its principal office at 1440 Main Street, Cincinnati, Ohio 45210, into WESTERN OHIO FINANCIAL CORPORATION ("Western Ohio"), a Delaware corporation having its principal place of business at 28 East Main Street, Springfield, Ohio 45502 by the merger of Seven Hills, a wholly owned subsidiary of Western Ohio, with and into Western Ohio.



                             W I T N E S S E T H:


         WHEREAS, the parties desire to merge into a single entity;


         WHEREAS, the parties desire to achieve such merger by statutory merger of Seven Hills into Western Ohio, all in a manner consistent with Sections 332, 337 and 368(a)(l)(A) of the Internal Revenue Code of 1986 and applicable federal and state law;


         WHEREAS, Western Ohio will remain as the surviving corporation assuming all of the assets, liabilities and obligations of Seven Hills;


         NOW,  THEREFORE,  in consideration of the premises and for other good
and  valuable   consideration,   the  receipt  and  sufficiency  of  which  is
acknowledged by the parties, the parties do hereby agree as follows:


                                   ARTICLE I
                   MERGER AND NAME OF SURVIVING CORPORATION

         Subject to the terms and conditions of this Plan, at the Effective Time (as hereinafter defined), Seven Hills, an Ohio corporation, shall be merged with and into Western Ohio, a Delaware corporation, pursuant to the provisions of, and with the effect provided under, Ohio and Delaware law (the "Merger"). At the Effective Time, the separate existence of Seven Hills shall cease and Western Ohio, as the surviving entity, shall continue unaffected and unimpaired by the Merger. Western Ohio as existing on and after the Effective Time is hereinafter sometimes referred to as the "Surviving Corporation." The name of the Surviving Corporation shall remain "Western Ohio Financial Corporation," a Delaware corporation.


                                  ARTICLE II
                   CERTIFICATE OF INCORPORATION AND BY-LAWS

         The Certificate of Incorporation and the By-Laws of Western Ohio in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the By-Laws of the Surviving Corporation, in each case until amended in accordance with applicable law.


                                  ARTICLE III
                        BOARD OF DIRECTORS AND OFFICERS

        At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons serving as directors of Western Ohio immediately prior to the Effective Time and the officers of the Surviving Corporation shall be those persons serving as officers of Western Ohio immediately prior to the Effective Time, in each case subject to the provisions of the Surviving Corporation's By-Laws.


                                  ARTICLE IV
                         SURVIVING CORPORATION'S STOCK

         Each outstanding share of the capital stock of Western Ohio outstanding immediately prior to the Effective Time shall remain outstanding after the Effective Time and shall constitute and represent the outstanding shares of the capital stock of the Surviving Corporation at the Effective Time. As a result of the Merger, all outstanding shares of the capital stock of Seven Hills will be canceled. No cash or other consideration will be paid to any stockholder of Seven Hills as part of the Merger. No shares of the Surviving Corporation will be issued as a result of the Merger.


                                   ARTICLE V
                         EFFECTIVE TIME OF THE MERGER

         Certificates of Merger evidencing the transaction contemplated herein shall be filed with the Secretary of State of Ohio, and the Secretary of State of Delaware, and the Merger shall be effective at the time and on the date specified in such Certificates (the "Effective Time").


                                  ARTICLE VI
                              FURTHER ASSURANCES

         If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Seven Hills, or otherwise carry out the provisions hereof, the proper officers and directors of Seven Hills, as of the Effective Time, and thereafter the officers of the Surviving Corporation, acting on behalf of the Surviving Corporation, shall execute and deliver any and all property or assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the provisions hereof.


                                  ARTICLE VII
                          ABANDONMENT AND TERMINATION

         Anything contained in this Plan to the contrary notwithstanding, this Plan may be terminated and the Merger abandoned by the Board of Directors of Western Ohio at any time prior to the filing of the Certificates of Merger.


                                 ARTICLE VIII
                                 MISCELLANEOUS

     1. The location of the registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle.


     2. The Surviving Corporation consents to be sued in the State of Ohio and irrevocably appoints the Secretary of State as its agent to accept service of process in any proceeding in the State of Ohio to enforce against the Surviving Corporation any obligation of Seven Hills.


     3. No dissenters rights apply to the Merger as such transaction involves the merger of a wholly owned subsidiary into its direct parent.


     4. The Surviving Corporation desires to transact business as a foreign corporation in the State of Ohio, is currently licensed to do so, and its statutory agent is C. William Clark, 28 E. Main Street, Springfield, Ohio 45502-1205, upon whom process against the Surviving Corporation may be served in the State of Ohio.


     5.  Within thirty (30) days after  adoption  of this Plan,  Western  Ohio
shall  file  Form  966  with  the  Internal  Revenue  Service   regarding  the
liquidation of Seven Hills into Western Ohio.


     6. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan.


     7. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed in such jurisdiction, except to the extent Ohio law is mandatorily applicable.


     8. A copy of this Plan shall be mailed to Western Ohio, the sole shareholder of record of Seven Hills.


     9. The provisions of Articles VI and VIII (1) hereof shall survive the Effective Time.




Attest:                                     WESTERN OHIO ACQUISITION CORPORATION





- - ---------------------------                 ------------------------------------
, Secretary                                  C. William Clark, President and
                                             Chief Executive Officer




Attest:                                        SEVEN HILLS FINANCIAL CORPORATION





- - -------------------------                 --------------------------------------
, Secretary                                                 ,
                                                           President

                                                                     EXHIBIT E


                         [OPINION OF COUNSEL TO SHFC]

                                    [DATE]


Western Ohio Financial Corporation
28 East Main Street
Springfield Ohio 45502


         Re:      Seven Hills Financial Corporation


Ladies and Gentlemen:


         We have served as counsel to Seven Hills Financial Corporation, a savings and loan holding company incorporated under Ohio law ("SHFC"); and its subsidiary, Seven Hills Savings Association, a savings and loan association incorporated under Ohio law ("Seven Hills"), in connection with certain transactions contemplated by (l) the Agreement and Plan of Merger and Reorganization dated June l4, 1996 (the "Agreement"), by and among Western Ohio Financial Corporation ("WOFC"). SHFC and Seven Hills and (2) the Agreement and Plan of Merger dated __________ 1996 (the "Plan of Merger"), by and among SHFC and Western Ohio Acquisition II Corporation ("WOAC"). The Agreement and the Plan of Merger provide for the merger of WOAC with and into SHFC and the cancellation and extinguishment of all of the outstanding SHFC common shares in exchange for cash. The Agreement further provides for the merger of SHFC with and into WOFC. The merger of WOAC with and into SHFC is referred to herein as the "Merger."


         This opinion is furnished to you pursuant to section 1 .06(a)(iv) of the Agreement. Unless otherwise defined herein, capitalized terms used in this opinion have the meanings set forth in the Agreement.


 As counsel to SHFC and in connection with this opinion, we have reviewed relevant statutes and regulations and examined and relied upon, without independent investigation, documents, corporate records, and certificates of public officials and corporate officers as we have deemed necessary for the purposes of this opinion, including, but not limited to, originals or photostatic copies of the following:


Western Ohio Financial Corporation
[DATE]
Page 2


     1. The Agreement, including the Disclosure Schedule;

     2. The Plan of Merger;

     3. The Articles of Incorporation of SHFC, as certified by the Ohio Secretary of State on _______ 1996 (the "Articles");

     4. The Code of Regulations of SHFC, as certified by the Secretary of SHFC on _______ 1996;

     5. The Amended Articles of Incorporation of Seven Hills, as certified by the Ohio Secretary of State on _______, 1996 (the "Amended Articles");

     6. The Constitution of SHFC, as certified by the Ohio Department of Commerce, Division of Financial Institutions (the "Division") on ________, 1996 (the "Constitution");

     7. A Certificate from the Ohio Secretary of State with respect to the good standing of SHFC, dated _______, 1996;

     8. A Certificate from the Ohio Secretary of State with respect to the good standing of Seven Hills, dated ________, 1996;

     9. Selected minutes of the Board of Directors and the shareholders of SHFC;

     10. A Certificate of Merger executed by SHFC and WOAC;

     1l. A Certificate from the Federal Deposit Insurance Corporation (the FDIC") dated 1996, regarding the insurance of accounts of Seven Hills;

     12. A letter from the Federal Home Loan Bank ("FHLB") of Cincinnati dated ________ 1996, regarding the membership of Seven Hills;

     13. Certificates of certain officers of SHFC and Seven Hills;

     14. A letter dated ________, 1996, from the Office of Thrift Supervision to Silver, Freedman & Taff, L.L.P. ("SFT") approving the Merger;

     15. A letter dated ,1996,  from the Division to SFT approving the Merger;
and

     16. A certificate of Provident Bank, the transfer agent of SHFC, in respect of the number of issued and outstanding SHFC Common shares.

         In our examinations, we have assumed, without independent investigation, the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as copies, the due authorization, execution and delivery of all documents by WOFC and WOAC and the taking by WOFC and WOAC of all appropriate action required by and related to the transactions contemplated by the Agreement and the Plan of Merger.



Western Ohio Financial Corporation
[DATE]
Page 3


         As to questions of fact material to our opinion, we have relied upon the truth and accuracy of the representations set forth in the Agreement, the contents of documents specified above and the certifications and statements by government officials and by officers and representatives of SHFC.


         Whenever our opinion is indicated to be "to our knowledge," we are referring solely to the actual and conscious awareness of facts or other information of the individual Vorys, Sater, Seymour and Pease attorneys who have been actively involved in the transactions contemplated by the Agreement and the Plan of Merger and the preparation of this opinion. Except as set forth below we have not undertaken any independent investigation or review of the matters which are the subject of any of the opinions indicated to be "to our knowledge" and no inference should be drawn from such opinions that any such investigation or review has been undertaken.


         With respect to our opinion set forth in paragraph 2, below, we have reviewed the minutes of SHFC since its inception, made appropriate inquiry of management of SHFC and the Association and reviewed the certificate of Provident Bank.


         Without limiting the generality of the foregoing, we express no opinion in respect of any provision or matter that would require a financial, mathematical or accounting calculation or determination.


         Based solely upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof (or as of the date of any assumption made herein or any certificate, schedule, exhibit, or inquiry stated to have been examined, made or otherwise relied upon by us), we are of the opinion that:


     1. SHFC is duly incorporated and organized, and each of SHFC and Seven Hills is validly existing and in good standing under the laws of Ohio and has the power and authority to own and operate its properties and to carry on its business as now conducted. Each of SHFC and Seven Hills has the power and authority to enter into the Agreement. SHFC has the power and authority to merge with WOAC in accordance with the terms of the Agreement, and each of SHFC and Seven Hills has the power and authority to consummate the transactions contemplated by the Agreement.


     2. The authorized capital of SHFC consists of 1,000,000 common shares, no par value per share, and no preferred shares. To our knowledge, as of the date hereof, there were 534,357 common shares of SHFC issued and outstanding and no preferred shares of SHFC issued or outstanding. The authorized capital of Seven Hills consists of 5,000,000 common shares, $1.00 par value per share. To our knowledge, as of the date hereof, there were 564,707 common shares of Seven Hills issued and outstanding, all of which were owned of record by SHFC. To our knowledge, (i) none of the common shares issued by either SHFC or Seven Hills was issued in violation of the preemptive rights of any person; (ii) except for the options to purchase 49,406 common shares of SHFC granted under the SHFC Stock Option Plan, there are no outstanding options, warrants or other rights to acquire, or securities convertible into, equity securities;


Western Ohio Financial Corporation
[DATE]
Page 4


(iii) SHFC has no obligation to purchase SHFC common shares; and (iv) SHFC has not granted any stock appreciation, phantom or other similar rights.


     3. SHFC and Seven Hills have duly performed all corporate actions and other proceedings necessary or required to be taken by them to authorize the execution, delivery and performance of the Agreement. SHFC and Seven Hills have duly executed and delivered the Agreement, and the Agreement is a valid and binding obligation of SHFC and Seven Hills, enforceable against SHFC and Seven Hills in accordance with its terms except to the extent such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions and their holding companies or by general equitable principles regardless of whether such enforceability is considered in a proceeding in equity or at law.


     4. The execution (except to the extent such execution constituted a technical violation of Article EIGHTH of the Articles of Incorporation of SHFC and Article NINTH of the Amended Articles of Incorporation of Seven Hills) of the Agreement by SHFC and Seven Hills, and the consummation of the Merger and the other transactions contemplated therein, do not violate or cause a default under their respective articles of incorporation, code of regulations, constitution or bylaws, or any statute, regulation or rule or, to our knowledge, any judgment, order or decree against, or any material agreement binding upon, SHFC or Seven Hills.


     5. All required consents, approvals, orders or authorizations of, or registrations, declaration or filings with or notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or, to our knowledge, any other person or entity required to be obtained or made by SHFC and Seven Hills in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated therein have been received or obtained.


     6. To our knowledge, there exist no actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting SHFC or Seven Hills which, if adversely determined, would have a material adverse effect upon their respective properties or assets or the transactions contemplated by the Agreement, except as set forth in the Disclosure Schedule.


     7. To our knowledge, neither SHFC nor Seven Hills is in material violation of any law or regulation, except as set forth in the Disclosure Schedule.


     This letter is provided solely to WOFC for the purpose of complying with the Agreement and may not be relied upon, assigned, quoted or otherwise used in any manner or for any purpose by any other person or entity, without our specific Written consent.

Western Ohio Financial Corporation
[DATE]
Page 5


     We are admitted to the bar of the State of Ohio. We express no opinion as to the laws of any political subdivision or any jurisdiction other than the laws of the State of Ohio and the federal laws of the United States of America.


                          Very truly yours,




                          VORYS, SATER, SEYMOUR AND PEASE

                                                                     EXHIBIT F



                       [OPINION OF COUNSEL TO ACQUIROR]


                                    [DATE]


Seven Hills Financial Corporation

Cincinnati, Ohio

         Re:      Western Ohio Financial Corporation

Ladies and Gentlemen:

     This opinion is being rendered pursuant to Section I .06(b)(iv) of the Agreement (as herein defined). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in that certain Agreement and Plan of Merger and Reorganization, dated June 14, 1996, by and among Western Ohio Financial Corporation ("Western Ohio"), Seven Hills Financial Corporation ("Seven Hills Financial") and Seven Hills Savings Association (the "Agreement'). All capitalized terms in this opinion not defined herein have the meanings assigned to them in the Agreement.

     As  to  all  matters  of  fact   (including   factual   conclusions   and
characterizations  and  descriptions  of purpose,  intention or other state of mind), we have relied entirely upon (i) the representations and warranties of Western Ohio set forth in the Agreement and (ii) certificates delivered to us by the management of Western Ohio, and have assumed, without independent inquiry, the accuracy of those representations and warranties and certificates.

     In connection with this opinion, we have examined (i) the Agreement, (ii) the Shareholder Agreements, (iii) the Certificate of Incorporation and Bylaws of Western Ohio and Articles of Incorporation and Code of Regulations of Acquisition Subsidiary, (iv) certain resolutions of the Boards of Directors of Western Ohio and Acquisition Subsidiary, (v) certificates or facsimiles from public officials as to the existence and/or good standing of Western Ohio and Acquisition Subsidiary under the laws of the State of Delaware and the State of Ohio, respectively, (vi) certificates of officers of Western Ohio, (vii) copies of the Certificate of Merger concerning the merger of Acquisition Subsidiary with and into Seven Hills Financial (the "Certificate of Merger") to be filed with the Secretary of State of the State of Ohio, (viii) the letter dated __________ 1996, from the Office of Thrift Supervision, approving the transactions contemplated by the Agreement, and (ix) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, and we have discussed the transaction in detail with representatives of the Federal Deposit insurance Corporation (the "FDIC") who indicated that no application to or approval of the FDIC is required in connection with the transactions contemplated by the Agreement.


     This opinion is based entirely on our review of the documents and discussions listed above, and we have made no other documentary review or investigation of any kind whatsoever. We have assumed the genuineness of all

Seven Hills Financial Corporation



__________ 1996
Page 2


signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.


     We understand that all of the foregoing assumptions and limitations are acceptable to you.


     Each opinion set forth below relating to the enforceability of any agreement or instrument against Western Ohio and/or Acquisition Subsidiary is subject to the qualification that the enforceability of any obligation of Western Ohio or Acquisition Subsidiary may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement of creditors' rights and remedies generally from time to time in effect (including such as may deny giving effect to waivers of debtors' or guarantors rights), and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.


     Based upon and subject to the foregoing, we are of the opinion that:


     (a) Western Ohio is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into the Agreement and the Plan of Merger and to consummate the transactions contemplated thereby. Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to enter into the Plan of Merger and to consummate the transactions contemplated thereby.


     (b) All corporate acts and other proceedings required to be taken by Western Ohio and Acquisition Subsidiary to authorize the execution, delivery and performance of the Agreement and the Plan of Merger have been taken.


     (c) The Agreement has been duly executed and delivered by Western Ohio. The Plan of Merger has been duly executed and delivered by Western Ohio and Acquisition Subsidiary.


     (d) The Agreement is a valid and binding obligation of Western Ohio, enforceable in accordance with its terms. The Plan of Merger is a valid and binding obligation of Acquisition Subsidiary and Western Ohio, enforceable against each of them in accordance with its terms.


     (e) The execution and delivery of the Agreement by Western Ohio, the execution and delivery of the Plan of Merger by Acquisition Subsidiary and Western Ohio, and the consummation of the transactions contemplated by the Agreement and the Plan of Merger do not conflict with, constitute a breach of or default under, violate or create in any party the right to terminate, modify or cancel any provision of the certificate of Incorporation or Bylaws of Western Ohio, the Articles of Incorporation or Code of Regulations of Acquisition Subsidiary, or any statute, regulation, rule, judgment, order, decree or agreement binding upon Western Ohio or Acquisition Subsidiary which conflict, breach, default, violation, acceleration, termination, modification or cancellation would be materially adverse to the business of Western Ohio and its subsidiaries taken as a whole.

     (f) The Regulatory Approvals have been received. No other consents, approvals, orders, authorizations, registrations, declarations or filings, with or without notices to, any court, administrative agency, commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity, is required to be received in connection with the execution and delivery of the Agreement or the Plan of Merger or the consummation of the transactions contemplated thereby, except as to conditions set forth in the Regulatory Approvals which by their terms are permitted to be satisfied following the consummation of the Company Merger and the Subsidiary Merger.

     The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Agreement. This opinion may not be relied upon by you for any other purpose, nor may this opinion be quoted from, circulated, relied upon or otherwise referred to, by any other person or entity without the prior written consent of this firm.

Very truly yours,




SILVER, FREEDMAN & TAFF, L.L.P.

                                                                     EXHIBIT G



                        DIRECTORS OF TARGET ASSOCIATION



Name                                 Position                Expiration of Term
__________________                ______________             __________________

David L. Dillahunt                   Chairman of the Board           1997
                                       and Director
C. William Clark                     Director                        1997
Diana Bowman D'Amico                 Director                        1997
John Heckman                         Director                        1997
Phillip Christman                    Director                        1997
Arthur W. Wendel, Jr.                Director                        1997
James R. Maurer                      Director                        1997
Roger L. Ruhl                        Director                        1997
Robert West                          Director                        1997

                                                                     EXHIBIT H


                    DIRECTOR EMERITUS OF TARGET ASSOCIATION


Name

Henry C. Gessing